                     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                General Motors Corporation
 .................................................................
       (Name of Registrant as Specified In Its Charter

                General Motors Corporation
 .................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500  per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       .............................................................

    2) Aggregate number of securities to which transaction applies:

       .............................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    4) Proposed maximum aggregate value of transaction:

       .............................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

       ..............................................................

    2) Form, Schedule or Registration Statement No.:

       ..............................................................

    3) Filing Party:

       ..............................................................

    4) Date Filed:

       ..............................................................

                                          GENERAL MOTORS

                                          Notice of Annual Meeting
                                          of Stockholders
                                          and Proxy Statement

            [GM LOGO]

       Annual Meeting
         May 23, 1997
        Hotel du Pont
11th & Market Streets
 Wilmington, Delaware

                           GENERAL MOTORS CORPORATION

                            NOTICE OF ANNUAL MEETING
                                                                  April 16, 1997

Dear Stockholder:

     We are pleased to invite you to attend the annual meeting of General Motors stockholders which will be held at 9:00 a.m. local time on Friday, May 23, 1997, at the Hotel du Pont, 11th & Market Streets, Wilmington, Delaware.

     As set forth in the attached Proxy Statement, the meeting will be held for the following purposes:

     ITEM NO. 1--to elect 15 directors;

     ITEM NO. 2--to ratify the selection of independent public accountants for the year 1997;

     ITEM NO. 3--to approve the Non-Employee Director Long-Term Stock Incentive
                 Plan;

     ITEM NO. 4--to approve the incentive program consisting of the 1997 Annual
                 Incentive Plan, the 1997 Stock Incentive Plan and the 1997 Performance Achievement Plan;

     ITEMS  NO. 5 THROUGH 9--to take action upon 5 stockholder proposals;

and to act upon such other matters as may properly be brought before the meeting.

     Holders of record of Common Stock, $1-2/3 par value ("Common Stock"), and Class H Common Stock, $0.10 par value ("Class H Common Stock"), at the close of business on March 24, 1997, are entitled to vote at the meeting. It is requested that you read carefully the attached Proxy Statement for information on the matters to be considered and acted upon.

     In accordance with Delaware law, a list of General Motors common stockholders entitled to vote at the 1997 Annual Meeting will be available for examination at the offices of Richards, Layton & Finger, One Rodney Square, 920 King Street, 2nd Floor, Wilmington, Delaware, for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., and during the annual meeting.

     The format of the 1997 Annual Meeting will be a short meeting focused on business items, including the election of directors and discussion and voting on management and stockholder proposals. Time will also be provided for stockholder questions and comments on the business.

     As a supplement to the Annual Meeting, GM continues to strengthen its communications with stockholders. Our regional Stockholder Forums, which provide a less formal venue for stockholders throughout the country to interact with management about the business, will resume in the fall for their sixth consecutive season. The 1997-98 series will be announced in the June issue of StockHolder News, a special newsletter for stockholders. We continue to offer stockholders information about their Corporation as well as their individual accounts through our toll-free number (1-800-331-9922). Stockholders can also receive free, round-the-clock information about their GM stock and the Corporation on GM's home page on the Internet, www.gm.com.

     If you plan to attend the annual meeting, please enclose a note with your proxy indicating the number of tickets required for you and immediate family members, together with your return address. Admittance tickets will be mailed to you. Application for admittance may be made at the door for stockholders who do not receive tickets by mail.
     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY/VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

                                    Cordially,

  Nancy E. Polis                             John F. Smith, Jr.
    Secretary                       Chairman and Chief Executive Officer

                               TABLE OF CONTENTS

General Information for Stockholders                                     Page
  Proxy Procedure......................................................    ii
  Proxy Statement Proposals............................................    ii
  Directors............................................................    ii
  Basis for Selection of Nominees for Directors........................   iii
  Director Compensation................................................    iv
Proxy Statement
  ITEM NO. 1--Nomination and Election of Directors.....................     2
  Information about Nominees for Directors.............................     3
  Report of the Executive Compensation Committee.......................    10
  Executive Compensation Tables........................................    15

  ITEM NO. 2--   Ratification of the selection of Deloitte & Touche
                 LLP as independent
                 public accountants for the year 1997.................     24
  ITEM NO. 3--   Approval of the Non-Employee Director Long-Term Stock
                 Incentive Plan.......................................     25
  ITEM NO. 4--   Approval of incentive program consisting of the 1997
                 Annual Incentive Plan, the 1997 Stock Incentive Plan,
                 and the 1997 Performance Achievement Plan............     27
  ITEM NO. 5--   Stockholder proposal to limit director service.......     33
  ITEM NO. 6--   Stockholder proposal to provide for cumulative
                 voting...............................................     34
  ITEM NO. 7--   Stockholder proposal regarding separate chief
                 executive officer and board chairman positions.......     36
  ITEM NO. 8--   Stockholder proposal regarding independent
                 directors............................................     39
  ITEM NO. 9--   Stockholder proposal regarding stock options for
                 directors............................................     41
                                                                           43
  Expenses of Solicitation............................................

  Other Matters.......................................................     43

  Exhibit A--Text of the Non-Employee Director Long-Term Stock
             Incentive Plan...........................................    A-1

  Exhibit B--Text of the 1997 Annual Incentive Plan, the 1997 Stock
             Incentive Plan, and the 1997 Performance Achievement
             Plan.....................................................    B-1

                      GENERAL INFORMATION FOR STOCKHOLDERS

PROXY PROCEDURE

     Although many of our stockholders are unable to attend the annual meeting in person, stockholders have the opportunity to vote by means of the proxy solicited by the Board of Directors. When a proxy is returned properly executed, the shares represented thereby must be voted by the Proxy Committee as directed by the stockholder. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors. A stockholder may vote by ballot at the annual meeting, thereby cancelling any proxy previously given.

     The Proxy Committee, composed of three executive officers of the Corporation, J. F. Smith, Jr., J. M. Losh and H. J. Pearce, each of whom is authorized to act on behalf of the Committee, will vote all shares of common stocks represented by proxies signed and returned by stockholders. Proxies also authorize the Proxy Committee to vote the shares represented thereby on any matters not known at the time this Proxy Statement went to press that may properly be presented for action at the meeting.

     It is the policy of the Corporation that the stockholders be provided privacy in voting. The Corporation engages the services of an independent specialist to receive, inspect, count and tabulate proxies. Representatives of the independent specialist also act as judges at the annual meeting.

PROXY STATEMENT PROPOSALS

     At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. In addition, the By-laws of the Corporation require that the selection of independent public accountants by the Audit Committee of the Board of Directors be submitted for stockholder ratification at each annual meeting. The Board of Directors also may submit other matters to the stockholders for action at the annual meeting.

     In addition to such matters presented by the Board of Directors, the stockholders may be asked to take action at the annual meeting upon one or more stockholder proposals. Occasionally, inquiries have been made as to why the Board of Directors opposes these proposals in the Proxy Statement.

     THE BOARD OF DIRECTORS DOES NOT DISAGREE WITH ALL STOCKHOLDER PROPOSALS SUBMITTED TO THE CORPORATION. WHEN THE BOARD FINDS THAT A STOCKHOLDER PROPOSAL IS CONSISTENT WITH THE BEST INTERESTS OF THE CORPORATION AND THE STOCKHOLDERS, IT NORMALLY CAN BE IMPLEMENTED WITHOUT NEED FOR A STOCKHOLDER VOTE. THE CORPORATION, OVER THE YEARS, HAS ADOPTED A NUMBER OF STOCKHOLDER PROPOSALS AND OTHER SUGGESTIONS. THUS, THE STOCKHOLDER PROPOSALS THAT APPEAR IN THE PROXY STATEMENT ARE ONLY THOSE WITH WHICH THE BOARD OF DIRECTORS DISAGREES AND BELIEVES IT MUST OPPOSE IN FULFILLING ITS OBLIGATIONS TO REPRESENT AND SAFEGUARD THE BEST INTERESTS OF STOCKHOLDERS AS A WHOLE.

     To meet the deadline for inclusion in the Corporation's Proxy Statement for the 1998 Annual Meeting, stockholder proposals intended to be presented at that meeting must be received by General Motors on or before December 17, 1997.

DIRECTORS

     The Board of Directors, which held a total of 14 meetings in 1996, is currently composed of 16 members; one of whom is not standing for reelection. Mr. Edmund T. Pratt, Jr., will be retiring pursuant to the Director Retirement Policy of the Board of Directors. If all 15 nominees are elected by the stockholders at the annual meeting in May, the composition of the Board will be 13 directors whose principal occupation or employment is and has been outside General Motors and two who are currently officers of the Corporation.

     In addition to membership on the Board, most directors served on one or more of seven Committees of the Board in 1996, covering a total of 42 memberships. The directors spend a considerable amount of time preparing for Board and Committee meetings and, in addition, are called upon for their counsel between meeting dates. In 1996, average attendance at Board and Committee meetings was 94%.

BASIS FOR SELECTION OF NOMINEES FOR DIRECTORS

     The Committee on Director Affairs of the General Motors Board of Directors has responsibility to conduct continuing studies of the size and composition of the Board and, from time to time, make recommendations as to candidates for membership.

     The Committee on Director Affairs consists of Mr. Charles T. Fisher, III, Chairman, Mrs. Anne L. Armstrong and Messrs. Thomas E. Everhart, Edmund T. Pratt, Jr., J. Willard Marriott, Jr., John G. Smale and Thomas H. Wyman, none of whom is or has been an employee of the Corporation. Five meetings of the Committee on Director Affairs were held in 1996.

     The Corporation's By-laws provide that each year, prior to the annual meeting of stockholders, the Committee on Director Affairs recommends to the Board the persons who will be the nominees of the Board of Directors for the election of whom the Board will solicit proxies. As part of this process, the Committee reviews candidates recommended by stockholders of the Corporation. A stockholder who wishes to recommend an individual for Board membership may do so by writing to: Secretary, General Motors Corporation, 100 Renaissance Center, Detroit, Michigan 48243-7301. Notice of intent to make a director nomination, or to bring before the meeting any matter other than a stockholder proposal submitted pursuant to Securities and Exchange Commission Rule 14a-8, must be received by the Secretary of the Corporation not more than 180 days and not less than 120 days in advance of the annual meeting. For the 1998 Annual Meeting, the applicable time period is November 23, 1997 through January 22, 1998.

     In considering potential new directors, the Committee on Director Affairs reviews individuals from various disciplines and backgrounds. Among the qualifications considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; and an appreciation of the relationship that a large industrial corporation must maintain with the changing needs of society. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board's attention, there is the further consideration of whether the individual has the time available to devote to the work of the Board of Directors and one or more of its Committees.

     A majority of this year's nominees of the Board of Directors are individuals who, as of the date of their selection as nominees, have been determined by the Board of Directors to be "Independent Directors" as defined under Section 2.12 of the Corporation's By-laws, entitled "Independent Directors." (A copy of that By-law, adopted on January 7, 1991, is available to stockholders from the Secretary upon written request.) Generally, the By-law provides that individuals are "Independent Directors" if neither they nor their immediate relatives are or have been employed by the Corporation or a subsidiary in an executive capacity within the five years preceding the next annual meeting, and have no significant direct or indirect business relationships with the Corporation or its subsidiaries.

     An extensive review is also made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board of Directors. In making its selection, the Board of Directors bears in mind that the foremost responsibility of a General Motors director is to represent the interests of the stockholders as a whole.

DIRECTOR COMPENSATION

     For service on the Board, each non-employee director receives an annual retainer of $26,000 and an attendance fee of $1,000 for each Board meeting attended. Each non-employee director also receives under the Deferred Compensation Plan (as described below) a grant of deferred restricted stock units with a market value of $14,000 as part of the annual retainer fee. In addition, non-employee directors receive annual retainers of $6,000 for each committee of the Board on which they serve, except for the Executive Committee, and an attendance fee of $750 for each committee meeting attended. The Chairman of each Committee, except as noted below, receives an additional annual $5,000 retainer. Each director's membership on one or more of the seven committees of the Board -- Audit, Capital Stock, Director Affairs, Executive, Investment Funds, Executive Compensation, and Public Policy -- is set forth below under "Information About Nominees for Directors." Non-employee directors also receive a $1,000 per diem fee for special services and assignments requiring their attendance outside the scope of ordinary Board and Committee activities.

     Mr. John G. Smale as Chairman of the Executive Committee of the Board serves as an ex-officio member of each of the standing Committees of the Board. Mr. Smale annually receives $200,000 as compensation for his services as Chairman of the Executive Committee, and is not compensated for Committee service as an ex-officio member.

     Under the General Motors Deferred Compensation Plan adopted by the Board, non-employee directors have the opportunity to make an irrevocable election, prior to the commencement of any year, to defer receipt of all or a portion of their cash compensation. At the option of the director, amounts deferred are treated as cash and credited with annual interest at the average pre-tax yield on the Corporation's U.S. cash portfolio, or converted into units of General Motors common stocks to be credited with dividend equivalents in the form of additional restricted stock units. Distribution of amounts accumulated is generally not available until after age 70, following termination of service on the Board.

     Subject to stockholder approval as discussed below, effective as of January 1, 1996, the new General Motors Non-Employee Director Long-Term Stock Incentive Plan (the "Plan") replaced the General Motors Director Retirement Plan, which provided a lifetime annual benefit equivalent to the annual Board retainer fee. The Board will request stockholder approval of the Plan which is summarized under Item No. 3 on page 25 and the complete text is set forth in Exhibit A.

     Non-employee directors of the Corporation are not eligible to participate in the Incentive Program, Savings-Stock Purchase Program or the Retirement Programs for certain General Motors employees, and except as described in this section, there are no separate benefit plans for directors.

                           GENERAL MOTORS CORPORATION

              100 RENAISSANCE CENTER, DETROIT, MICHIGAN 48243-7301

   PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 23, 1997

     This Proxy Statement is furnished to stockholders of General Motors Corporation in connection with the solicitation, by order of the Board of Directors of General Motors Corporation, of proxies to be used at the annual meeting of stockholders of the Corporation. The accompanying form of proxy represents your holdings of Common Stock and Class H Common Stock in the registered account name shown on the proxy. It is expected that this Proxy Statement and enclosed form of proxy will be mailed commencing Wednesday, April 16, 1997, to each stockholder entitled to vote.

     After the enclosed form of proxy is duly executed and returned, a stockholder may nevertheless revoke it at any time until it is voted, by return of a duly executed written notice of revocation or by return of a duly executed subsequent proxy or by voting at the annual meeting. The shares represented by a proxy will be voted unless the proxy is received late or in a form that cannot be voted. The proxy is in ballot form so that stockholders may specify their intent to grant or withhold authority to vote for election of the Board of Directors, or any individual nominee, and their intent to vote for or against, or abstain from voting upon, each of the eight proposals.

     If a stockholder is a participant in the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the "GM S-SPP"), the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States (the "GM PSP"), the General Motors Canadian Savings-Stock Purchase Program, the Hughes Aircraft Company Salaried Employees' Thrift and Savings Plan, the Hughes Aircraft Company Tucson Bargaining Employees' Thrift and Savings Plan, the Hughes Aircraft Company California Hourly Employees' Thrift and Savings Plan, the Hughes Thrift and Savings Plan, the Saturn Individual Savings Plan for Represented Members, the Saturn Personal Choices Savings Plan for Non-Represented Members (the "Saturn PCSP") or the GMAC Mortgage Corporation Savings Incentive Plan, the proxy card will also serve as a voting instruction for the trustees, plan committees or independent fiduciaries of those plans where all registrations are identical. With respect to the GM S-SPP, the GM PSP, the Saturn Individual Savings Plan for Represented Members and the Saturn PCSP, if voting instructions are not received for shares in such plans, those shares may be voted by the trustee, plan committee or independent fiduciary at their discretion. For the remainder of the plans, shares in such plans will not be voted unless the instruction card is executed and returned.

     If a stockholder participates in any of these plans or maintains other accounts under a different name (e.g., with and without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, the stockholder must sign and return every proxy card received.

     Brokers, dealers, banks, voting trustees, and their nominees who desire a supply of the Corporation's proxy soliciting material for transmittal by them to beneficial owners should write to General Motors Corporation, c/o Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, NY 10022-4799.

     The Board of Directors fixed March 24, 1997, as the record date for determining stockholders entitled to vote at the annual meeting. On that date, the Corporation had outstanding and entitled to vote 729,999,087 shares of Common Stock and 100,858,668 shares of Class H Common Stock. Each such share of Common Stock entitles the holder to one vote and each such share of Class H Common Stock entitles the holder to one-half vote. With the exception of the election of directors which requires a plurality of the votes cast, or as otherwise noted, the affirmative vote of the holders of a majority of the voting power of the common stocks represented at the meeting is required for approval of each proposal presented in this Proxy Statement. With respect to votes indicating an abstention, the shares are considered present at the meeting for a particular proposal, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to broker non-votes, the shares are not considered present at the meeting for the particular proposal for which the broker withheld authority.

                                   ITEM NO. 1
                      Nomination and Election of Directors

     It is intended that the shares represented by the enclosed proxy will be voted, unless such authority is withheld, for the election of the 15 nominees for directors named in the following section. The term of office of each director will be until the next annual election of directors and until a successor is elected and qualified or until the director's earlier resignation or removal. In the event that any nominees for directors should become unavailable, which is not anticipated, the Board of Directors may provide by resolution for a lesser number of directors or designate substitute nominees, who would receive the votes of the Proxy Committee.

     Pursuant to the Director Retirement Policy of the Board of Directors, Mr. Edmund T. Pratt, Jr., is not standing for reelection. Mr. Pratt joined the General Motors Board of Directors in 1977 while serving as Chairman and Chief Executive Officer of Pfizer, Inc. He is currently Chairman of the Executive Compensation Committee and a member of the Executive Committee, the Committee on Director Affairs and the Investment Funds Committee.

     Of the nominees in the following section, Messrs. Percy Barnevik and George
M. C. Fisher were elected directors of General Motors since the last annual meeting of stockholders.

     Mr. Barnevik joined ABB Asea Brown Boveri Ltd, Zurich, Switzerland in 1988 as President and Chief Executive Officer and, in 1996, he was elected Chairman of the Board and Chief Executive Officer. ABB develops, produces, sells and services systems and products principally in the fields of power generation, power transmission, power distribution, industrial equipment, drive process automation, public transportation, environmental control and financial services.

     Mr. Fisher before joining Eastman Kodak was Chairman and Chief Executive Officer of Motorola, Incorporated; he became President and Chief Executive Officer in 1988 and was elected Chairman and Chief Executive Officer in 1990. Mr. Fisher was elected Chairman, President and Chief Executive Officer of Eastman Kodak Company effective December 1, 1993. He retained the titles of Chairman and Chief Executive Officer in December 1996, when he created a separate office of President and Chief Operating Officer.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS

     The following information with respect to principal occupation or employment and name of the corporation or other organization in which such occupation or employment is carried on and in regard to other affiliations and to shares of Common Stock and Class H Common Stock deemed beneficially owned at February 28, 1997, under the rules of the Securities and Exchange Commission has been furnished to the Corporation by the nominees for directors. In addition to the affiliations mentioned on the following pages, the nominees are active in many local and national cultural, charitable, professional, and trade organizations.

PICTURE
               ANNE L. ARMSTRONG, 69, Chairman, Board of Trustees, Center for Strategic and International Studies; former Chairman of the President's Foreign Intelligence Advisory Board and former Ambassador to Great Britain; Joined General Motors Corporation Board in 1977, member of Audit Committee, Committee on Director Affairs and Public Policy Committee; Director of American Express Company, Boise Cascade Corporation, Glaxo-Wellcome and Halliburton Company; Member of the Council on Foreign Relations and Board of Overseers, Hoover Institution.

PICTURE
               PERCY N. BARNEVIK, 56, Chairman, ABB Asea Brown Boveri Ltd., Zurich, Switzerland, serving electric power generation, transmission and distribution customers as well as industrial, environmental control and mass transit markets; Joined General Motors Corporation Board in 1996; Director of E. I. du Pont de Nemours and Company; Chairman of Investor AB; Non-executive Chairman of Sandvik AB and Skanska AB; Chairman, Competitive Advisory Group to European Commission; Co-Chairman, the U.S.-Europe-Poland Commission; Member, Foreign Investment Council to the Prime Minister of Russia; Charter Member, World Business Council for Sustainable Development; Member, Board of World Economic Forum Foundation, European Round Table of Industrialists, the Advisory Board of the Council on Foreign Relations, and the Center for Strategic and International Studies.

PICTURE
               JOHN H. BRYAN, 60, Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago; Joined General Motors Corporation Board in 1993, member of Audit Committee, Capital Stock Committee and Executive Compensation Committee; Director of Amoco Corporation, First Chicago NBD Corporation and its subsidiary, First National Bank of Chicago; Member of The Business Roundtable and The Business Council; Member of the Board and past Chairman of Catalyst; Trustee of the University of Chicago and the Committee for Economic Development; Vice Chairman of the Art Institute of Chicago.

PICTURE
               THOMAS E. EVERHART, 65, President and Professor of Electrical Engineering and Applied Physics, California Institute of Technology, Pasadena; Former Chancellor of University of Illinois, Urbana-Champaign; Joined General Motors Corporation Board in 1989, Chairman, Public Policy Committee, member of Committee on Director Affairs and Executive Committee; Director of Hewlett-Packard Corporation, Saint-Gobain Corporation, Reveo, Inc., Corporation for National Research Initiatives, Community Television of Southern California (KCET); Member of National Academy of Engineering Council and Executive Committee; Member of Council on Competitiveness; Former Chairman of General Motors Science Advisory Committee.

PICTURE
               CHARLES T. FISHER, III, 67, Retired Chairman and President of NBD Bancorp, Inc. and its subsidiary NBD Bank, N.A.; Joined General Motors Corporation Board in 1972, Chairman of Committee on Director Affairs, member of Executive Committee, Investment Funds Committee and Public Policy Committee; Director of Hughes Electronics Corporation, AMR Corporation and its subsidiary American Airlines, Inc., First Chicago NBD Corporation and its subsidiaries First National Bank of Chicago and NBD Bank (Michigan).

PICTURE
               GEORGE M. C. FISHER, 56, Chairman and Chief Executive Officer, Eastman Kodak Company, Rochester, NY, since December 1, 1993. Held additional office of President (December 1993-December
               1996); Chairman and Chief Executive Officer, Motorola, Inc. (1990-1993) and President and Chief Executive Officer (1988-1990); Joined General Motors Corporation Board in 1996; Member of The Business Roundtable and Vice Chairman of The Business Council; Member, Advisory Council for Trade Policy and Negotiations (ACTPN).

PICTURE
               J. WILLARD MARRIOTT, JR., 65, Chairman and Chief Executive Officer, Marriott International, Inc., Washington, D.C., since October 1993; President (October 1993-March 1997); Chairman, President and Chief Executive Officer, Marriott Corporation (1985-1993); Joined General Motors Corporation Board in 1989, member of Committee on Director Affairs, Executive Compensation Committee and Investment Funds Committee; Director of Host Marriott Corporation, Host Marriott Services Corporation, Outboard Marine Corporation, and the U.S.-Russia Business Council; Serves on Board of Trustees of National Geographic Society, Georgetown University and the Mayo Foundation; Member of The Business Council and The Business Roundtable.

PICTURE
               ANN D. MCLAUGHLIN, 55, Former U.S. Secretary of Labor (1987-1989); Chairman, The Aspen Institute; President, Federal City Council, Washington, D.C. (1990-1995); Joined General Motors Corporation Board in 1990, member of Audit Committee, Capital Stock Committee and Public Policy Committee; Director of AMR Corporation and its subsidiary American Airlines, Inc., Fannie Mae, Harman International Industries, Host Marriott Corporation, Donna Karan International Inc., Kellogg Company, Nordstrom, Potomac Electric Power Company, Sedgwick Group plc, Union Camp Corporation, Vulcan Materials Company and The Public Agenda Foundation, The Conservation Fund and RAND; Board of Overseers, Wharton School of Business, University of Pennsylvania.

PICTURE
               HARRY J. PEARCE, 54, Vice Chairman, Board of Directors since January 1, 1996 with responsibility for Hughes Electronics Corporation, GM Locomotive Group, Allison Transmission Divi-sion and Corporate Affairs; Executive Vice President (1994-1995) and General Counsel (1992-1994), Vice President and General Counsel (1987-1992); Joined General Motors Corporation in 1985 and its Board in 1996; Director of Hughes Electronics Corporation, Marriott International, Inc. and MDU Resources Group, Inc.; Member, The Conference Board, Northwestern University School of Law Dean's Advisory Council, and Board of Visitors, United States Air Force Academy; Trustee, Howard University.

PICTURE
               ECKHARD PFEIFFER, 55, President, Chief Executive Officer and Director (since October 1991), Compaq Computer Corporation, Houston, Texas; Executive Vice President and Chief Operating Officer (January-October 1991); President, Europe and International Division (1989-1990); Joined General Motors Board in 1996; Director of Bell Atlantic Corporation; Member, Board of Trustees, Southern Methodist University and Executive Board of the Cox School of Business-SMU.

PICTURE
               JOHN G. SMALE, 69, Chairman of the Executive Committee of General Motors Corporation since January 1, 1996, former Chairman, General Motors Corporation (November 2, 1992-December 31, 1995); Retired Chairman and Chief Executive of The Procter & Gamble Company; Joined General Motors Corporation Board in 1982; Ex-officio member of Audit Committee, Capital Stock Committee, Investment Funds Committee, Executive Compensation Committee, Committee on Director Affairs and Public Policy Committee; Board of Governors, The Nature Conservancy; Emeritus Trustee of Kenyon College.

PICTURE
               JOHN F. SMITH, JR., 59, Chairman, General Motors Corporation since January 1, 1996, and Chief Executive Officer and President since 1992, Vice Chairman, Board of Directors (1990-
               1992); Joined General Motors Corporation in 1961 and its Board in 1990; member of Investment Funds Committee; Director of Hughes Electronics Corporation, The Procter & Gamble Company; Co-Chairman of The Business Roundtable and member of The Business Council, U.S.-Japan Business Council and the Chancellor's Executive Committee of the University of Massachusetts, and Board of Trustees, Boston University; Member of Board of Overseers of Memorial Sloan-Kettering Cancer Center and Member of Board of Polish-American Enterprise Fund.

PICTURE
               LOUIS W. SULLIVAN, 63, President, Morehouse School of Medicine, Atlanta, Georgia, since January 21, 1993; U.S. Secretary of Health and Human Services (1989-1993); Joined General Motors Corporation Board in 1993, member of Audit Committee and Public Policy Committee; Director of Georgia Pacific, 3M Corporation, Household International Inc., CIGNA Corporation, Bristol-Myers Squibb Company, Equifax Corporation and United Way of America.

PICTURE
               DENNIS WEATHERSTONE, 66, Retired Chairman and currently director of J. P. Morgan & Co. Incorporated and its subsidiary Morgan Guaranty Trust Company of New York; Joined General Motors Corporation Board in 1986, Chairman of Audit Committee, member of Capital Stock Committee, Executive Committee and Executive Compensation Committee; Director of L'Air Liquide, Merck & Co., Inc. and the Institute for International Economics; Member of The Business Council; President and Trustee of the Royal College of Surgeons Foundation, Inc., New York; Trustee of the Alfred P. Sloan Foundation; Independent member of the Board of Banking Supervision of the Bank of England.

PICTURE
               THOMAS H. WYMAN, 67, Senior Adviser, SBC Warburg Inc., Chairman, S.G. Warburg & Co. Inc., New York (1992-1996), and former Chairman, President and Chief Executive Officer, CBS Inc., New York; Joined General Motors Corporation Board in 1985, Chairman of Capital Stock Committee and Investment Funds Committee, member of Committee on Director Affairs, Executive Committee and Executive Compensation Committee; Director of Hughes Electronics Corporation, AT&T and Zeneca Group PLC (London); Member of The Business Council; Trustee Emeritus of The Ford Foundation and of The Aspen Institute; Chairman Emeritus of Amherst College.

  SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND CERTAIN OTHERS

     The following table sets forth, as of February 28, 1997, beneficial ownership of all classes of common stock of the Corporation for each current nominee for Director, each Named Executive Officer and all current directors and officers of the Corporation as a group. In June 1996, Electronic Data Systems
(EDS) was split off from GM, and each share of General Motors Class E Common Stock was converted into one share of EDS common stock.

     Each of the individuals/groups listed below is the owner of less than one percent of the outstanding shares and voting power of any class of common stock of the Corporation, except that the Capital Group Companies, Inc. is the parent of six investment management companies which beneficially own 5.3% of the outstanding shares and voting power of the Class H Common Stock (0.3% of the combined voting power of the Common Stock and Class H Common Stock). No management account by itself owns 5% or more of the Class H Common Stock. Subsidiaries of Putnam Investments, Inc. that are registered investment advisors beneficially own securities of their clients which aggregate 6.5% of the outstanding shares and voting power of the Class H Common Stock (0.4% of the combined voting power of the Common Stock and Class H Common Stock). Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 8.1% of the outstanding shares and voting power of the Common Stock (7.6% of the combined voting power of the Common Stock and Class H Common Stock) as a result of its acting as investment advisor to several registered investment companies. Except as otherwise noted in the footnotes, each individual has sole voting and investment power with respect to the shares beneficially owned and the totals of shares owned by the individual nominees and all directors and officers as a group. These shares do not include any shares of Common Stock or Class H Common Stock held by the pension and profit sharing plans or endowment funds of other corporations or by educational and charitable institutions of which such directors and officers serve as directors or trustees.

                               Shares
                            Beneficially            Deferred
                                Owned              Stock Units          Total Shares          Total        Stock Options(b)
                          -----------------     -----------------     -----------------       Value       ------------------
                                     Class                 Class                 Class      of Common                 Class
                                       H                     H                     H           and                      H
                          Common     Common     Common     Common     Common     Common      Class H      Common      Common
      Directors           Stock      Stock      Stock      Stock      Stock      Stock      Shares(a)      Stock      Stock
----------------------    ------     ------     ------     ------     ------     ------     ---------     -------     ------
                            #          #          #          #          #          #            $            #          #
A. L. Armstrong (c)...    1,500        112     16,925      4,214      18,425      4,326     1,321,673            0         0
P. Barnevik...........   10,000          0          0          0      10,000          0       578,800            0         0
J. H. Bryan (c).......    2,000          0      3,789          0       5,789          0       335,067            0         0
T. E. Everhart
  (c)(d)..............      400          0      7,721      4,107       8,121      4,107       712,356            0         0
C. T. Fisher, III
  (c)(e)(f)...........   14,766         58      8,245      3,659      23,011      3,717     1,551,180            0         0
G. M. C. Fisher.......    5,000          0          0          0       5,000          0       289,400            0         0
J. W. Marriott, Jr.
  (c).................    1,000          0      6,003      1,475       7,003      1,475       492,359            0         0
A. D. McLaughlin
  (c).................      951          0      1,456        887       2,407        887       191,650            0         0
H. J. Pearce (g)......   16,937     23,878     22,857      7,340      39,794     31,218     4,145,139      115,168    54,083

                                                              Deferred
                                     Shares                 Stock Units
                               Beneficially Owned        ------------------           Total Shares
                            ------------------------                 Class      ------------------------      Total Value
                                            Class H                    H                        Class H        of Common
                              Common        Common       Common      Common       Common        Common        and Class H
       Directors              Stock          Stock        Stock      Stock        Stock          Stock         Shares(a)
------------------------    ----------     ---------     -------     ------     ----------     ---------     -------------
                                #              #            #          #            #              #               $
E. Pfeiffer (c).........         1,000             0         599         0           1,599             0            92,550
J. G. Smale (c).........        16,000           200       5,152         0          21,152           200         1,236,078
J. F. Smith, Jr. (g)....        68,176        19,679      53,273    11,209         121,449        30,888         8,851,860
L. W. Sullivan (c)......           100             0       2,045       347           2,145           347           144,626
D. Weatherstone (c).....         6,000             0      14,819     5,339          20,819         5,339         1,520,005
T. H. Wyman (c)(e)......         1,000           250       5,501     1,751           6,501         2,001           494,337

 Other Named Executives
------------------------
C. M. Armstrong
  (h)(i)................         6,318        61,620           0     14,012          6,318        75,632         4,827,974
L. R. Hughes (g)........        25,483         9,364      24,419      5,485         49,902        14,849         3,764,419
G. R. Wagoner, Jr.
  (g)...................        20,067         6,231      24,091      5,485         44,158        11,716         3,247,109
All directors and
officers of the
Corporation as a
group...................       720,424       215,726     473,731     84,842      1,194,155       300,568        86,851,203
The Capital Group
Companies, Inc..........             0     5,383,900           0         0               0     5,383,900       317,650,100
333 South Hope Street
Los Angeles, CA 90071
Putnam Investments,
  Inc...................             0     6,527,777           0         0               0     6,527,777       385,138,843
One Post Office Square
Boston, MA 02109
Fidelity Management &
  Research Company......    60,407,423       110,004           0         0      60,407,423       110,004     3,502,871,879
82 Devonshire Street
Boston, MA 02109

                            Stock Options(b)
                          ---------------------
                                        Class H
                           Common       Common
       Directors            Stock        Stock
------------------------  ---------     -------
                              #            #
E. Pfeiffer (c).........          0           0
J. G. Smale (c).........          0           0
J. F. Smith, Jr. (g)....    603,866           0
L. W. Sullivan (c)......          0           0
D. Weatherstone (c).....          0           0
T. H. Wyman (c)(e)......          0           0
 Other Named Executives
------------------------
C. M. Armstrong
  (h)(i)................     25,000     218,318
L. R. Hughes (g)........    221,692           0
G. R. Wagoner, Jr.
  (g)...................    208,557           0
All directors and
officers of the
Corporation as a
group...................  4,705,689     304,211
The Capital Group
Companies, Inc..........          0           0
333 South Hope Street
Los Angeles, CA 90071
Putnam Investments,
  Inc...................          0           0
One Post Office Square
Boston, MA 02109
Fidelity Management &
  Research Company......          0           0
82 Devonshire Street
Boston, MA 02109

(a) Total value of Common and Class H stocks based on February 28, 1997 closing market prices of $57.88 and $59.00, respectively.

(b) Common stocks that may be acquired within 60 days through exercise of stock options; additional information regarding stock options is provided on pages 17 and 18.
                                       8

(c) Deferred Stock Units -- Includes amounts deferred under General Motors Deferred Compensation Plan for Non-Employee Directors. Under the plan, non-employee directors of General Motors are required to retain a portion of the annual retainer in deferred stock units of GM Common Stock. Directors may also elect to defer receipt of all or a portion of their remaining compensation by converting amounts deferred into units of either class of General Motors common stock. Further, under the Director's Long-Term Stock Incentive Plan, as more fully described starting on page 25, directors have been credited with Common Stock units related to their length of service on the Board. Under both Plans, these stock units are credited with dividend equivalents in the form of additional stock units of the same class. Distribution of amounts deferred is generally not available until after age 70, following termination of service on the Board, and will be paid in cash based on the number of stock units and the market price of the shares at the time of payment.

(d) Does not include 5,105 shares of Common Stock and 1,945 shares of Class H Common Stock held in the endowment fund of the California Institute of Technology or the Beckman Foundation Equity Index Portfolio, the IDS Beckman Foundation portfolio, and the Sarofim Beckman Foundation portfolio which it oversees. Dr. Everhart is a member of the Institute's 11-member Investment Committee which has the power to acquire or dispose of the financial investments of the Institute.

(e) Deferred Stock Units -- Includes amounts deferred under Hughes Electronics Deferred Compensation Plan for Non-Employee Directors. Under the plan, members of the Hughes Board who are not employees of either General Motors or Hughes Electronics may elect to defer receipt of all or a portion of their compensation as a director of Hughes Electronics. Provisions of the Hughes Electronics deferral plan are identical in all significant respects to provisions of the GM plan described in footnote (c) above, except that the portion required to be retained is in the form of Class H Common Stock.

(f) Includes 11,378 shares of Common Stock held in a trust of which Mr. Fisher is a co-trustee and in which he, among other family members, has a residuary interest; 1,688 shares of Common Stock held in two trusts in which Mr. Fisher has a one-seventh remainderman interest; and 500 shares of Common Stock held in one trust of which Mr. Fisher is a co-trustee and the beneficiary is a relative of Mr. Fisher.

(g) "Shares Beneficially Owned" includes shares credited under the General Motors Savings-Stock Purchase Program (S-SPP). Under this program, participants may contribute up to 15% of eligible salary, subject to maximum limits established by the Internal Revenue Code. "Deferred Stock Units" include shares under the General Motors Benefit Equalization Plan-Savings (BEP-S). This Plan is a non-qualified "excess benefit" plan that is exempt from ERISA and the Internal Revenue Code limitations and provides executives with the full GM matching contribution without regard to such limitations. Amounts credited under the Plan are maintained in share units of the Corporation's Common Stock. Following termination, an employee may, at any time, elect to receive a complete distribution of amounts in the BEP-S account, which will be paid in cash. Deferred stock units also include undelivered incentive awards which will vest upon the occurrence of certain events and which are subject to forfeiture under certain circumstances.

(h) Includes 280 shares of Common Stock held by Mr. Armstrong's wife. Beneficial ownership of these shares is expressly disclaimed.

(i) "Shares Beneficially Owned" includes shares credited under the Hughes Salaried Employees' Thrift and Savings Plan. Under this program, participants may contribute up to 12% of eligible salary, subject to maximum limits established by the Internal Revenue Code. "Deferred Stock Units" include shares under the Hughes Salaried Employees' Excess Benefits Plan. This plan is a non-qualified "excess benefit" plan that is exempt from ERISA and the Internal Revenue Code limitations, and provides executives with the full Hughes matching contribution without regard to such limitations. Amounts credited under the plan are maintained in share units of General Motors Class H Common Stock. Upon distribution of an employee's Excess Savings account, all amounts will be paid in cash.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stocks are required to report, within certain periods, their ownership of and any transactions in any shares of any class of the Corporation's equity securities. Based upon reports furnished to the Corporation and written representations and information provided to the Corporation by the persons required to make such filings, all such individuals have satisfied such filing requirements in full, except for A. D. McLaughlin, a Director of the Corporation who inadvertently omitted reference to shares in the General Motors Dividend Reinvestment Plan, and M. Kempston Darkes, P. J. Tosch, J. D. Rock, and
H. J. Weiser, officers of the Corporation, who each inadvertently filed one monthly report relating to one transaction after the due date. All transactions have now been reported.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The compensation of senior executives -- at GM and all subsidiaries -- is determined by the Executive Compensation Committee (the "Committee") of the General Motors Board of Directors. The Committee is a standing committee of the Board of Directors. It is comprised entirely of independent Directors and met seven times in 1996. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers. Further, there are no interlocks between the members of the Committee and any executive.

     In 1996, John F. Smith, Jr. was Chairman of the Board of Directors, Chief Executive Officer ("CEO"), and President, Harry J. Pearce was Vice Chairman of the General Motors Board of Directors, Louis R. Hughes and G. Richard Wagoner, Jr., were Executive Vice Presidents of the Corporation, and C. Michael Armstrong was Chairman and CEO of Hughes Electronics Corporation ("Hughes"), a General Motors wholly owned subsidiary. All of these individuals, except Mr. Armstrong, were members of the Corporation's senior leadership group known as the President's Council in 1994, 1995 and 1996. Mr. Armstrong became a member of the GM President's Council effective July 1, 1995. The above named individuals are the Corporation's Named Executive Officers for 1996.

COMPENSATION PHILOSOPHY

     General Motors' executive compensation program is premised on the belief that the interests of executives should be closely aligned with those of GM's stockholders. Based on this philosophy, a meaningful portion of each executive's total
                                       10
compensation is placed at-risk and linked to the accomplishment of specific results which will lead to the creation of value for the Corporation's stockholders in both the short-and long-term. Under this pay-for-performance orientation: 1) executives are motivated to improve the overall performance and profitability of the Corporation, as well as the business sector to which each is assigned, and rewarded only when specific, measurable results have been achieved; 2) accountability is further encouraged through the adjustment of salaries and incentive awards on the basis of each executive's individual performance and contribution; 3) long-term incentive awards are paid in GM common stocks to further reinforce the linkage of executives' interests with those of stockholders; and 4) a highly competitive level of compensation can be earned in years of strong performance to ensure the Corporation attracts and retains the leadership talent needed to successfully maintain and grow its businesses; conversely, in years of below average performance, an executive's compensation is below competitive benchmarks. The philosophies of the Corporation's major subsidiaries are in most respects similar to the GM philosophy.

     Stock Ownership Guidelines -- To further underscore the importance of linking executive and stockholder interests, the Committee established formal stock ownership guidelines for the Named Executive Officers, as well as all Corporate Officers and other select senior executives. Under the guidelines, the GM Chairman is required to hold GM common stocks with a minimum aggregate value equivalent to 3.5 times his base salary. Other members of the President's Council are required to hold 2.5 times base salary. As of February 28, 1997, all Named Executive Officers exceeded their respective guideline level.

     Compensation Deductibility Policy -- To the extent that it is practicable and consistent with the Corporation's executive compensation philosophy, the Committee intends to comply with Section 162(m) of the Internal Revenue Code (and any regulations promulgated thereunder) in order to preserve the deductibility of performance-based compensation in excess of $1 million per taxable year to each of the Named Executive Officers. In this regard, all 1996 base salary amounts in excess of $1 million for Mr. Smith were deferred until retirement. If compliance with the Section 162(m) rules conflicts with the compensation philosophy or is deemed not to be in the best interests of stockholders, the Committee will abide by the compensation philosophy, regardless of the tax impact of such actions.

COMPENSATION PLAN

     As will be discussed in greater detail in Item No. 4 on page 27, the Corporation's current incentive plans will expire in May 1997. As in the past, prior to expiration of these plans the Corporation carried out a detailed review of every aspect of its current executive compensation structure, including a survey of several global industrial and service corporations, including Ford and Chrysler. To assist in this review process, the Corporation engaged the services of an outside consulting firm. Although the formal incentive plans will not be put into effect unless and until appropriate stockholder approval is received, certain provisions resulting from the review process which do not require stockholder approval have already been implemented.

     During 1996, the Board of Directors met in executive session to review the Corporation's performance and the performance of the CEO and other members of the President's Council, including the Named Executive Officers. The Committee advised the Board with respect to all compensation determinations for these executives.

     As discussed below, aside from benefits (which will be reviewed in the tables following this report), an executive's total compensation package is comprised of four components: (1) base salary; (2) annual incentives; (3) stock options; and (4) other long-term incentives.

     Base Salary -- In connection with the incentive program review, base salaries for GM executives are targeted to be at the upper end of the third quartile of the salaries paid to comparable positions at the comparator group. Salaries for Hughes executives are targeted at the fiftieth percentile. The base salaries of individual executives can and do vary from this salary benchmark. Following a detailed review of the scope of each executive's responsibilities relative to comparable positions at comparator group companies and a review of each executive's individual performance, the Committee approved salary increases for the Named Executive Officers. The results of these salary increases are reflected in the Summary Compensation table on page 15.

     Each named executive signed a non-compete agreement barring him from working for a competitor for a period of three years from the date of the termination of employment. The Committee believes that it is in GM stockholders' best interests to ensure continuity in the Corporation's senior leadership group. On April 4, 1997, the Corporation entered into an agreement with Mr. Armstrong related to his employment as well as his retirement benefits. This agreement is more fully discussed commencing on page 21. Aside from these agreements, the Corporation has no contractual or other arrangements with these executive officers.

     Annual Incentives -- Annual incentives for all executive officers were granted under the General Motors Amended 1987 Stock Incentive Plan which was approved by stockholders at the 1992 Annual Meeting. In view of their Corporate-wide responsibility, the annual incentive award opportunity for Messrs. Smith, Pearce, Hughes, and Wagoner is based exclusively on GM's overall performance. The annual incentive award opportunity for Mr. Armstrong is based exclusively on Hughes' overall performance.

     In addition to establishing a targeted performance level, the Committee also identifies threshold or minimum performance levels which must be achieved before awards are granted and a maximum beyond which no additional amounts will be paid. The size of final awards granted is scaled to the actual level of performance achieved. In establishing this payout range, the Committee assesses the relative degree of performance necessary to achieve the target objective and reviews past and projected budgeted performance levels and external marketplace conditions (e.g., economic outlook, projected size of automotive industry volumes, expected market share projections). There is no specified weight assigned to these factors; the Committee uses its judgment in establishing the targeted performance and related payout range.

     Upon the recommendation of Management, the Committee in 1996 continued to set aggressive financial targets. The payment of a GM award was triggered by the achievement of a predetermined level of net income derived from the Corporation's budget and business plan for the year. Based on Management's input, the Committee used its discretion in setting the specific profitability targets. The performance target for Hughes was based on sales margin, net asset turnover, and operating profit. The Committee established individual award targets for each Named Executive Officer in line with the Corporation's compensation philosophy. For maximum performance, individual awards for these executives will pay
                                       12
at 175% of target. For both GM and Hughes, earnings performance falling within the ranges for minimum, target, and maximum individual awards are prorated accordingly.

     After reviewing the Corporation's overall operating performance, which in the opinion of the Committee was not adequately reflected in the financial results, the Committee determined 1997 annual incentive awards on a basis reflective of overall operating performance, as well as the specific performance measures previously established by the Committee. As a result, and after an individual evaluation of Messrs. Smith, Pearce, Hughes, and Wagoner's performance, annual incentive award payouts for each such Named Executive Officer were approved on a basis above target but below maximum payout levels. Similarly, in reviewing Hughes' overall performance and Mr. Armstrong's individual performance, the Committee approved the 1996 annual incentive award payout for Mr. Armstrong on a basis above target but below maximum payout levels.

     Awards for Messrs. Smith, Pearce, Hughes, and Wagoner were denominated in restricted stock units of GM Common and Class H stocks at the time of award and were paid in cash in early 1997. The award to Mr. Armstrong was determined and paid in cash in early 1997.

     Stock Options -- Like annual incentives, stock options are also granted under the provisions of the Amended 1987 Stock Incentive Plan. Stock options are granted to reinforce the importance of improving stockholder value over the long-term and to encourage and facilitate executive stock ownership. Stock options are granted at 100% of the fair market value of the stock on the date of grant to ensure the executives can only be rewarded for appreciation in the price of GM common stocks when the Corporation's stockholders are similarly benefited.

     Option grant levels have been patterned after industry-competitive long-term incentive compensation practices. These grants are positioned at a level which, in conjunction with their target Performance Achievement Plan awards (which are detailed on page 18 and discussed in the following section of this report), places the executives at the upper end of the third quartile of the long-term incentives granted to comparable positions at survey companies. The Committee considered the number of option shares each executive had been previously granted in determining the size of the grants to the Named Executive Officers. In view of Mr. Pearce's oversight responsibility for Hughes, the Committee determined that his grant would be denominated in GM Common and Class H stocks as detailed starting on page 17. The award to Mr. Armstrong was denominated entirely in Class H stock, reflecting his position as CEO of Hughes.

     Other Long-Term Incentives -- In contrast to stock options, which reward executives for stockholder value creation as measured by improvement in the prices of GM common stocks, the GM Performance Achievement Plan is intended to focus executives on the accomplishment of key long-term strategic business objectives, which require more than one year to complete.

     Target awards are typically made annually and payout is contingent on the achievement of predetermined targets over a three-year plan period as outlined in the Corporation's and Hughes' strategic business plans for the award period. Payment of any awards relating to the 1996-1998 grants will be based on the achievement of predetermined Return on Net Assets ("RONA") levels based on GM's and Hughes' respective business plans. The percentage of each target award, if any, that eventually is distributed to participants is determined by the Committee based on the actual level of performance achieved over the award period versus the targeted goal. No awards are paid for cumulative performance below a
                                       13
predetermined threshold level and final awards are capped at 200% of target for awards relating to GM performance and 175% of target for awards related to Hughes performance.

     The 1996 target awards (disclosed on page 19) cover the three-year period 1996-1998. The sizes of the target awards for the CEO and the other Named Executive Officers were developed in line with the methodology discussed in the previous section on stock options. For Messrs. Smith, Pearce, Hughes, and Wagoner, these awards were denominated in cash but, if earned, will be paid out in GM Common and Class H stocks in four installments. The award for Mr. Armstrong was denominated and will be paid in GM Common and Class H stocks in a single installment.

     The cumulative GM earnings and Hughes RONA targets realized for the 1994-1996 performance period were both above target but below the maximum payout level. As a result, final awards for Named Executive Officers were paid above target but below maximum levels.

                                       EXECUTIVE COMPENSATION COMMITTEE

                                       Edmund T. Pratt, Jr., Chairman
                                       John H. Bryan
                                       J. Willard Marriott, Jr.
                                       John G. Smale
                                       Dennis Weatherstone
                                       Thomas H. Wyman

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of General Motors Corporation (all of whom were members of the President's Council in 1996) for services in all capacities while a Named Executive Officer of the Corporation during 1994, 1995, and 1996. With respect to 1994 and 1995, the tables below include amounts related to General Motors Class E Common Stock. Effective June 7, 1996, Electronic Data Systems
(EDS), previously a wholly owned subsidiary of the Corporation, was split off from General Motors and shares of General Motors Class E stock were converted to shares of EDS stock on a one-for-one basis.

                                                   Annual Compensation                       Long-Term Compensation
                                       -------------------------------------------          -------------------------
                                                                          Other               Awards        Payouts
                                                                         Annual                            Long-Term     All Other
        Name and                                                         Compen-               Stock       Incentive      Compen-
   Principal Position        Year         Salary         Bonus(1)       sation(2)             Options     Payouts(3)     sation(4)
-------------------------  ---------   -------------   -------------   -----------          -----------   -----------   -----------
                                             $               $              $        Class   # Shares          $            $
J. F. Smith, Jr.
     Chairman, CEO &
       President.........       1996       1,750,000       1,600,000        69,875   Com.      200,000      2,310,000       52,000
                                1995       1,500,000       1,750,000        54,181   Com.      150,000      2,300,000       33,750
                                1994       1,500,000       1,925,000          N.A.   Com.      120,000      2,268,000       22,500
H. J. Pearce
     Vice Chairman.......       1996         950,000         840,000          N.A.   Com.      101,300      1,155,000       28,500
                                                                                     Cl. H      31,400
                                1995         850,000         900,000          N.A.   Com.       40,000      1,100,000       19,125
                                                                                     Cl. E      22,300
                                                                                     Cl. H      25,000
                                1994         800,000         963,000          N.A.   Com.       25,000        978,000       12,000
                                                                                     Cl. E      25,900
                                                                                     Cl. H      18,700
C. M. Armstrong*
     Chairman & CEO......       1996         906,000         855,000       133,511   Cl. H     105,000      1,111,000       50,309
     Hughes Electronics         1995         700,000         775,000       139,038   Cl. H      55,000      1,377,000       43,501
L. R. Hughes
     Executive VP........       1996         925,000         825,000          N.A.   Com.      100,000      1,155,000       27,750
                                1995         850,000         900,000          N.A.   Com.       80,000      1,100,000       19,125
                                1994         800,000         963,000          N.A.   Com.       50,000        961,000       12,000
G. R. Wagoner, Jr.
     Executive VP........       1996         925,000         825,000          N.A.   Com.      100,000      1,155,000       27,750
                                1995         850,000         900,000          N.A.   Com.       80,000      1,100,000       19,125
                                1994         800,000         963,000          N.A.   Com.       50,000        952,000       12,000

  * Not a Named Executive Officer prior to July 1, 1995.

(1) Awards were granted under the General Motors Amended 1987 Stock Incentive Plan. The award for Mr. Armstrong was paid in cash in one installment. Awards for Messrs. Smith, Pearce, Hughes, and Wagoner were denominated in the form of restricted stock units equivalent to shares of the Corporation's Common, Class E, and Class H stocks, which vest on an installment basis and are paid in cash. The first installment vested on date of grant, and remaining installments vest on December 31 of the same year, except that, in recognition of the anticipated EDS split-off, all Class E shares in the 1995 grant vested on date of grant and were paid in the first installment. For 1996, awards were denominated in Common and Class H shares and paid in cash in early 1997 in one installment. Prior to delivery, shares are retained by the Corporation to satisfy tax withholding obligations. Dividend equivalents are paid on unvested shares. The following table sets forth the number of shares which were paid in 1997:

                                                                                      Value of 1995 Second
                                                    RSU Vested                          Installment RSUs
                                 ------------------------------------------------    ----------------------
                                                                 1995 Award
                                       1996 Award            Second Installment       Common        Cl. H
                                 ----------------------    ----------------------    ---------    ---------
                                  Common        Cl. H       Common        Cl. H       $55.75       $56.25
                                 ---------    ---------    ---------    ---------    ---------    ---------
                                    #            #            #            #             $            #
J. F. Smith, Jr...............     21,077        5,307       14,067        3,617       784,235      203,456
H. J. Pearce..................     10,373        3,483        6,782        2,325       378,097      130,781
L. R. Hughes..................     10,868        2,736        7,234        1,860       403,296      104,625
G. R. Wagoner, Jr.............     10,868        2,736        7,234        1,860       403,296      104,625

(2) For Mr. Smith, includes $24,245 related to use of Corporate aircraft. For Mr. Armstrong, includes $63,037 related to use of Company aircraft.

(3) For Messrs. Smith, Pearce, Hughes, and Wagoner, includes awards under the General Motors 1987 and 1992 Performance Achievement Plans. Under the Plans, awards were made covering the 1991-94, 1992-94, 1993-95, and 1994-96 performance periods. For the 1991-94 PAP cycle, awards were paid in cash in one installment. For the
    1992-94 and 1993-95 cycles, awards vest and are paid in all three classes of GM common stocks on an installment schedule. Vesting occurs in four equal installments, the first at the time the final award is determined, the second and third at the end of the same and following year, and the fourth installment subsequent to retirement, except that, in recognition of the EDS split-off, all Class E shares in the 1993-95 grant vested on the date of grant and were paid simultaneously with the first installment. Further, all unvested Class E shares from the 1992-94 grant vested on December 31, 1995, and were paid in January 1996. The 1994-96 grant is comprised of Common and Class H stock and has a vesting and payment schedule similar to the 1992-94 and 1993-95 grants. The awards to Mr. Armstrong are paid in a single installment in the form of Common and Class H stocks. Dividend equivalents may be paid on unvested shares. The following table sets forth the number of shares which were vested and paid and the number of shares which remain unvested and unpaid as of February 28, 1997:

                                                                                     Second Installment of 1993-95 grant
                                                                                      and Third Installment of 1992-94
                                                  1994-96 Grant                                     grant
                                 ------------------------------------------------    -----------------------------------
                                                                                                               Value of
                                                                                                                Shares
                                                                                                                Vested
                                 Shares Vested in 1997             Shares                Shares Vested         Dec. 31,
                                                                  Unvested               Dec. 31, 1996           1996
                                 ----------------------    ----------------------    ----------------------    ---------
                                   Com.         Cl. H        Com.         Cl. H        Com.         Cl. H        Com.
                                 ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                                                                                  $55.75
                                     #            #            #            #            #            #            $
J. F. Smith, Jr...............       7,608        1,916       22,822        5,746       15,965        3,679      890,049
H. J. Pearce..................       3,566        1,198       10,698        3,591        6,531        2,328      364,103
L. R. Hughes..................       3,804          958       11,411        2,873        7,637        1,760      425,763
G. R. Wagoner, Jr.............       3,804          958       11,411        2,873        7,637        1,760      425,763

                                              Shares Unvested Dec.
                                                    31, 1996
                                             ----------------------
                                  Cl. H        Com.         Cl. H
                                ---------    ---------    ---------
                                   $56.25
                                    $            #            #
J. F. Smith, Jr...............    206,944       24,052        5,461
H. J. Pearce..................    130,950        9,293        3,749
L. R. Hughes..................     99,000       11,503        2,612
G. R. Wagoner, Jr.............     99,000       11,503        2,612

(4) Except for Mr. Armstrong, Company contributions under the S-SPP and the BEP-S (more fully disclosed on page 9). For Mr. Armstrong, amounts reflect Company contributions under the Hughes Salaried Employees' Thrift and Savings Plan and Hughes Salaried Employees' Excess Benefit Plan (more fully disclosed on page 10).

                         OPTIONS AND SAR GRANTS IN 1996

     The following table shows the options granted to Messrs. Smith, Pearce, Hughes, and Wagoner on February 5, 1996. These options were comprised of both non-qualified and Incentive Stock Options (ISOs) and become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. The table also displays the non-qualified options granted to Mr. Armstrong on May 1, 1996. These options become exercisable in five equal annual installments commencing on the first anniversary of the date of grant. All ISOs expire ten years from the date of grant and non-qualified options expire ten years and two days from the date of grant.

                                       Individual Grants
                    -------------------------------------------------------
                    Number of    % of Total
                    Securities     Options
                    Underlying   Granted to                                    Grant Date
                     Options      Employees      Exercise      Expiration       Present
       Name          Granted       in 1996         Price          Date          Value(1)
------------------  ---------   -------------   -----------   -------------   ------------
                    # Shares          %           $/Share                          $
   $1-2/3 Par
   Common Stock
     Options
------------------
J. F. Smith, Jr...   200,000           2.82          52.25           2/6/06      2,800,000
H. J. Pearce......   101,300           1.43          52.25           2/6/06      1,418,200
L. R. Hughes......   100,000           1.41          52.25           2/6/06      1,400,000
G. R. Wagoner, Jr.   100,000           1.41          52.25           2/6/06      1,400,000

  Class H Stock
     Options
------------------
H. J. Pearce......    31,400           1.65          56.32           2/6/06        794,734
C. M. Armstrong...   105,000           5.52          61.31           5/2/06      2,650,200

(1) These values were determined under the Black-Scholes option pricing model at the time of exercise based upon the following assumptions: expected price volatility of 27% (42% for the February 5, 1996 and 33% for the May 1, 1996 Class H grants); exercise in the sixth year (seventh year for Class H); interest rate based upon the corresponding yield of a government bond maturing six years (seven years for Class H) from the date of grant; and dividends at the rate in effect on the date of grant. No adjustments were made for nontransferability or the risk of forfeiture. The Corporation's use of this model does not constitute an endorsement or an acknowledgment that such model can accurately determine the value of options. No assurance can be given that the actual value, if any, realized by an executive upon the exercise of these options will approximate the estimated values established by the Black-Scholes model.

                   AGGREGATE OPTION/SAR EXERCISES IN 1996 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 1996

     The following table provides information as to options exercised by each of the Named Executive Officers in 1996 and the value of options held by such executives at year-end, measured in terms of the closing prices of General Motors common stocks on December 31, 1996 (Common -- $55.75; Class H -- $56.25). No SARs may be granted under the General Motors Amended 1987 Stock Incentive Plan.

                                                                                                             Value of
                                                                                  Number of                 Unexercised
                                                                                 Unexercised               In-the-Money
                                                                               Options/SARs at            Options/SARs at
                                                                                Dec. 31, 1996              Dec. 31, 1996
                                               Shares
                             Class of         Acquired         Value            Exercisable/               Exercisable/
          Name                Stock         on Exercise      Realized           Unexercisable              Unexercisable
------------------------  --------------   --------------   -----------   -------------------------   -----------------------
                                              # Shares           $                # Shares                       $
J. F. Smith, Jr.........  Common                  24,904        382,351      487,200  /     300,000    6,354,300  /  1,950,000
H. J. Pearce............  Common                  55,070      1,066,782       68,068  /     127,967      548,375  /    687,888
                          Class E                 35,250        740,369        -0-    /       -0-          -0-    /      -0-
                          Class H                  -0-            -0-         35,284  /      48,066      850,542  /    360,319
C. M. Armstrong.........  Common                   -0-            -0-         25,000  /       -0-        450,000  /      -0-
                          Class H                  -0-            -0-        242,500  /     132,500    6,594,125  /    448,525
L. R. Hughes............  Common                  13,354        201,049      161,692  /     153,333    2,002,004  /  1,016,663
G. R. Wagoner, Jr.......  Common                  11,900        191,235      148,557  /     153,333    1,776,421  /  1,016,663

                           LONG-TERM INCENTIVE AWARDS

     The following table displays target long-term incentive awards granted to Named Executive Officers in 1996 under the General Motors 1992 Performance Achievement Plan. Assuming that the threshold performance level is met, the percentage of the target award eventually paid to participants depends upon the extent to which the established RONA target for the three-year performance period is achieved. If the threshold performance level established by the Committee is not met, no awards will be paid.

                          Number of                                Estimated Future Payouts
                        Shares, Units                         Under Non-Stock Price-Based Plans
                              or          Performance     ------------------------------------------
         Name            Other Rights        Period        Threshold        Target        Maximum
----------------------  --------------   --------------   ------------   ------------   ------------
                            # Shs.                             $              $              $
J. F. Smith, Jr.......         N.A.             1996-98        728,000      1,820,000      3,640,000
H. J. Pearce..........         N.A.             1996-98        390,000        975,000      1,950,000
L. R. Hughes..........         N.A.             1996-98        364,000        910,000      1,820,000
G. R. Wagoner, Jr.....         N.A.             1996-98        364,000        910,000      1,820,000
C. M. Armstrong              # Shs.                             # Shs.         # Shs.         # Shs.
     --Common.........        5,287             1996-98          2,115          5,287          9,252
     --Class H........       14,701             1996-98          5,880         14,701         25,727

                               RETIREMENT PROGRAM

     The retirement program for General Motors executives in the United States consists of the General Motors Retirement Program for Salaried Employees, which is a tax-qualified plan and subject to ERISA, as well as two non-qualified plans (collectively the "GM Salaried Program"). The contributory portion of the tax-qualified plan provides defined benefits under a formula based on credited years of service and upon the average pensionable remuneration received in the highest five years out of the final ten years of service, subject to certain Internal Revenue Code limitations which change from time to time. In addition, employees receive an annual retirement benefit which is equal to the sum of 100% of their contributions made after October 1, 1979, and of smaller percentages of contributions made before that date. If employees do not elect to contribute to the tax-qualified plan, they are entitled to receive only basic retirement benefits equal to a flat dollar amount per year of credited service, essentially equivalent to the General Motors Pension Plan For Hourly Employees. Benefits under the tax-qualified plan vest after five years of credited service and are payable at the normal retirement age of 65, either in the form of a single life annuity or in a reduced amount in joint and survivor form.

     If executives made the required contributions to the tax-qualified plan, they may also be eligible to receive the regular form of a supplemental executive retirement benefit. The sum of the qualified plan benefits and the regular form of the supplemental executive retirement benefit will provide the executive with total annual retirement benefits under the GM Salaried Program that are equal to 2% times eligible years of credited service, times the average of the highest five years of base salary during the final ten years of service, less 2% times the years of credited service times the maximum annual Social Security benefit payable to a person retiring at age 65. Table I, on page 20, shows the regular form of the estimated total annual retirement benefit related to final average base salary as of December 31, 1996 that would be payable in 12 equal monthly installments per annum as a single life annuity to executives retiring in 1997 at age 65 (the benefits shown are based upon maximum Social Security benefits of $15,912 payable to persons retiring in 1997). If the executive elects to receive benefits in the form of a 60% joint and survivor annuity, the amounts shown would generally be reduced by from 5% to 7.5%, depending upon the age differential between spouses.

                                    TABLE I

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
    PROGRAM ASSUMING EXECUTIVE QUALIFIES FOR REGULAR SUPPLEMENTAL EXECUTIVE
                        RETIREMENT PROGRAM BENEFITS(A)

                              Years of Eligible Contributory Pensionable
                                                Service
  Highest Five-Year        -------------------------------------------------
Average Annual Salary        15           25            35            45
----------------------     -------     ---------     ---------     ---------
          $                   $            $             $             $
         700,000           205,226       342,044       478,862       615,679
       1,000,000           295,226       492,044       688,862       885,679
       1,300,000           385,226       642,044       898,862     1,155,679
       1,600,000           475,226       792,044     1,108,862     1,425,679
       1,900,000           565,226       942,044     1,318,862     1,695,679
       2,200,000           655,226     1,092,044     1,528,862     1,965,679

     (a) The average annual base salary for the highest five years over the last 10-year period and the eligible years of credited service as of December 31, 1996 for each of the Named Executive Officers were as follows; John F. Smith, Jr., $1,374,583, 36 years; Harry J. Pearce, $723,167, 18 years; Louis R. Hughes, $713,333, 29 years; and G. Richard Wagoner, Jr., $697,833, 19 years. The annual base salaries for the most recent year(s) considered in the calculation of the averages reported here are in the Summary Compensation Table on page 15 in the column labeled "Salary."

     An executive may be eligible to receive the alternative form of the supplemental executive retirement benefit in lieu of the regular form of the supplemental executive retirement benefit contingent upon satisfaction of certain criteria including, but not limited to, refraining from working for any competitor or otherwise acting in any manner inimical or contrary to the best interests of the Corporation. The executive will receive the greater of the regular form or the alternative form of the supplemental executive retirement benefit. The sum of the qualified plan benefits and the alternative form of the supplemental executive retirement benefit will provide the executive with the total annual retirement benefits that are equal to 1.5% times the eligible years of credited service (up to a maximum of 35 years) times the average of the executive's highest five years of total direct compensation (i.e., the average of the five highest years of base salary plus the average of the five highest years of bonus and/or restricted stock units awarded) out of the last ten years, less 100% of the maximum annual Social Security benefit payable to a person age 65 ($15,912 for 1997). Table II, on page 21, shows the alternative form of the estimated total annual retirement benefit related to final average total direct compensation as of December 31, 1996 that would be payable in 12 equal monthly installments per annum as a single life annuity to executives retiring in 1997 at age 65. Again, the amounts shown would be reduced in the same way as under the regular form if the executive were to elect joint and survivor benefits.

                                    TABLE II

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED PROGRAM ASSUMING EXECUTIVE QUALIFIES FOR ALTERNATIVE SUPPLEMENTAL EXECUTIVE
                        RETIREMENT PROGRAM BENEFITS(A)

  Highest Five-Year              Years of Eligible Contributory Pensionable Service
 Average Annual Total    -------------------------------------------------------------------
 Direct Compensation         15            20            25            30            35
----------------------   -----------   -----------   -----------   -----------   -----------
          $                   $             $             $             $             $
          1,100,000          231,588       314,088       396,588       479,088       561,588
          1,775,000          383,463       516,588       649,713       782,838       915,963
          2,450,000          535,338       719,088       902,838     1,086,588     1,270,338
          3,125,000          687,213       921,588     1,155,963     1,390,338     1,624,713
          3,800,000          839,088     1,124,088     1,409,088     1,694,088     1,979,088
          4,475,000          990,963     1,326,588     1,662,213     1,997,838     2,333,463

(a) The average annual total direct compensation, determined as described in the preceding paragraph, and the eligible years of credited service as of December 31, 1996 for each of the Named Executive Officers was as follows:
    John F. Smith, Jr., $2,709,583, 35 years; Harry J. Pearce, $1,411,767, 18 years; Louis R. Hughes, $1,365,933, 29 years; and G. Richard Wagoner, Jr., $1,312,433, 19 years. The annual total direct compensation for the most recent year(s) considered in the calculation of the sum of the averages of salary and of bonus income, which is reported here as average annual total direct compensation, will be found in the Summary Compensation Table on page 15 in the column labeled "Salary" and in the column labeled "Bonus."

     In addition, the Board of Directors has delegated to the Committee discretionary authority to grant additional eligible years of credited service to selected key executives under such terms and conditions as the Committee shall determine for purposes of computing the regular and alternative forms of supplemental executive retirement benefits for such executives. The regular or alternative form of the supplemental executive retirement benefit is provided under a program which is non-qualified for tax purposes and not pre-funded. Supplemental executive retirement benefits under the regular and alternative formula can be reduced or eliminated for both retirees and active employees by the Committee and the Board of Directors.

     On January 16, 1997, the Corporation announced a series of proposed transactions (the "Proposed Transactions") including: (i) the tax-free spin-off of 100 percent of Hughes Aircraft Company to holders of the Corporation's Common Stock and Class H Common Stock in a distribution ratio still to be determined;
(ii) the tax-free merger of Hughes Aircraft with Raytheon Company immediately after the spin-off; (iii) the transfer of Delco Electronics from Hughes Electronics to the Corporation's Delphi Automotive Systems; and (iv) the recapitalization of the Corporation's Class H Common Stock into a new tracking stock linked solely to the telecommunications and space businesses of Hughes Electronics.

     On April 4, 1997, the Corporation entered into an agreement with C. Michael Armstrong, Chairman & CEO of Hughes Electronics, pursuant to which he would receive a grant of restricted stock units (the "Grant") under the 1997

Stock Incentive Plan, if it is approved by GM stockholders (see Item 4 below, "1997 Stock Incentive Plan"). The agreement provides that, if the Proposed Transactions are completed, the Grant would consist of RSUs denominated in the new tracking stock, with a value of $10 million based on the average price of such stock for the three months after the initial issuance of the tracking stock. The shares in the Grant will vest on October 1, 2003 provided that Mr. Armstrong is still employed by Hughes. If the shares in the Grant are worth less than $10 million at the time of vesting, Mr. Armstrong will receive in cash the difference in value. If Mr. Armstrong dies before that date, his estate will be paid all or a portion of the value of the Grant, depending upon a vesting schedule. Further, in the event of a change of control (as defined in the agreement) of Hughes within five years of the date of the Grant, followed within three years by a trigger event (as defined in the agreement, which includes involuntary termination or a fundamental change in duties), Mr. Armstrong would receive (x) a severance payment of four times his then current salary and most recent bonus, and (y) in lieu of any payment under the Grant, an additional amount determined as follows: if the trigger event occurs after April 1, 1998 and on or before April 1, 1999, the greater of $2.5 million or the then current value of 25% of the Grant; before April 1, 2000, the greater of $5.0 million or the then current value of 50% of the Grant; before April 1, 2001, the greater of $7.5 million or the then current value of 75% of the Grant; and before the later of April 1, 2002 or the third anniversary of the change of control, $10.0 million, or the then current value of the Grant.

     When Mr. Armstrong joined Hughes, he and General Motors entered into an agreement which provided that if he retired at age 60, he would receive total annual retirement benefits of $364,211 from Hughes. This benefit will consist of the standard benefit and a supplement from Hughes. This benefit, when added to the benefit he is receiving from his previous employer, equals what he would have received had he retired at age 60 from his previous employer. Mr. Armstrong and General Motors have also agreed that if Mr. Armstrong continues to work after age 60, he will be entitled to receive annually, upon his retirement from Hughes, an additional amount equal to the increase in Hughes' standard annual benefit from age 60. (For example, if Mr. Armstrong retires at age 62, he would receive approximately an additional $69,756; at age 65, an additional $203,532.)

                            PERFORMANCE PRESENTATION

     Set forth below are graphs which compare the cumulative total returns, including reinvestment of dividends, for each of the two classes of General Motors common stocks against the cumulative total return of the Standard & Poor's (S&P) 500 Composite Stock Index and respective peer group indices for the last five years, assuming investment of $100 in each of the Corporation's common stocks and each of the respective peer indices noted on January 1, 1992. For General Motors Common Stock, a peer group index comprised of Ford Motor Company and Chrysler Corporation has been used. Reflecting the diversity of Hughes Electronics Corporation's business, a comparator group index has been developed using Value Line industry group data for the following: Auto Parts -- OEM; Telecommunications Service; Telecommunications Equipment: Aerospace/Defense; and Electronics. In constructing the index, a two-stage weighting process was applied. The data were first weighted by market value within each industry group and then by the percentage each line represented of Hughes Electronics Corporation's segment revenue.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                          GENERAL MOTORS COMMON STOCK,
                        S&P 500 INDEX, FORD AND CHRYSLER

DATE           GM COMMON STOCK        S&P 500         FORD AND CHRYSLER
----           ---------------        -------         -----------------
1/1/92              100                 100                  100
1/1/93              116                 108                  196
1/1/94              201                 118                  330
1/1/95              157                 120                  305
1/1/96              202                 165                  353
12/31/96            219                 203                  422

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                      GENERAL MOTORS CLASS H COMMON STOCK,
                 S&P 500 INDEX, AND VALUE LINE COMPOSITE INDEX

DATE          GM CLASS H STOCK        S&P 500    VALUE LINE COMPOSITE INDEX
----          ----------------        -------    --------------------------
1/1/92              100                 100                  100
1/1/93              181                 108                  100
1/1/94              280                 118                  134
1/1/95              256                 120                  132
1/1/96              369                 165                  178
12/31/96            429                 203                  200


                                   ITEM NO. 2

     The By-laws of the Corporation provide that the Audit Committee shall be composed of directors who are not officers of the Corporation and that the selection by the Committee of independent public accountants shall be subject to ratification by the stockholders at the annual meeting. This standing Committee of the Board reviews the scope and results of the audits, the accounting principles being applied, and the effectiveness of internal controls and, in its oversight role, assures that management fulfills its responsibilities in the preparation of the financial statements. During 1996, the Audit Committee was composed of Mr. Dennis Weatherstone, Chairman, Mrs. Anne L. Armstrong, Mr. John
H. Bryan, Ms. Ann D. McLaughlin, John G. Smale and Dr. Louis W. Sullivan. The Committee held eight meetings in 1996.

     In accordance with the By-laws, the Committee has selected and engaged the firm of Deloitte & Touche LLP as independent public accountants for the year 1997 and this selection is being presented to the stockholders for ratification. Representatives of Deloitte & Touche LLP will attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by stockholders.

     Deloitte & Touche LLP has audited the Corporation's books annually since 1918, has offices or affiliates in or convenient to most of the localities in the United States and other countries where the Corporation operates, and is considered to be well qualified. The firm uses the work and reports of other independent auditors who have examined the financial statements of subsidiaries or investments included in the financial statements of the Corporation. Deloitte & Touche LLP rotates its personnel assigned to the General Motors engagement at least once every five years, with assignments beyond three years of supervising partners responsible for the General Motors engagement reviewed and approved in advance by the Audit Committee. In the event the selection of Deloitte & Touche LLP as independent public accountants is not ratified by the stockholders, the Audit Committee will seek other accountants. However, because of the difficulty and expense of making any change in public accountants so long after the beginning of the current year, it is likely that the appointment would stand for 1997 unless the Committee found other good reason for making a change.

     During the 1996 calendar year, Deloitte & Touche LLP provided GM with extensive audit and other services. Fees for all services totaled approximately $55 million.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION, BY THE AUDIT COMMITTEE OF THE CORPORATION, OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS, RECORDS AND ACCOUNTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR 1997. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 3

     The Board of Directors has adopted, subject to approval by GM Common and GM Class H stockholders at the annual meeting, the General Motors Corporation Non-Employee Director Long-Term Stock Incentive Plan (the "Plan"). The vote required for approval of the Plan is the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If the Plan is not so approved, stock options will not be granted.

     The purpose of the Plan is to provide non-employee Directors of General Motors Corporation (the "Corporation") with a plan of stock ownership that will further ensure that the compensation of its Directors is closely aligned with stockholder interests and the performance of the Corporation.

     The following is a summary of the principal provisions of the Plan, a copy of which is attached to this proxy statement as Exhibit A. This summary is qualified in its entirety by express reference to the complete text of the Plan.

     Participation in the Plan shall be limited to non-employee Directors of the Corporation who are not former employees of the Corporation or any subsidiary. Eligibility is currently limited to each such non-employee Director who has attained age 56 as of the date of the annual meeting in such year (each a "Participant").

     As reported in last year's proxy statement, each non-employee Director who would be required pursuant to the General Motors Director Retirement Policy to retire in 15 years or less, was credited on January 2, 1996 with an initial grant of restricted stock units of General Motors Common Stock ("RSUs"). The dollar value of each Participant's initial grant of RSUs was determined based on the Director's estimated life expectancy. The dollar value of each initial grant of RSUs was established in such a way that the projected value of the initial grant of RSUs to each Director together with the projected value of all of the subsequent annual grants of RSUs plus an estimated return (including dividend reinvestment and appreciation of the stock price) will be equivalent in value to the present value, measured as of January 2, 1996, of the retirement benefit such Director would have received under the terminated General Motors Director Retirement Plan.

     On or before December 31 of each Plan year, each Participant will have the opportunity to make an irrevocable election to receive his or her annual Plan award to be granted in the subsequent year, either:

     (1) in the form of a grant of RSUs with a market value of $10,000 on the first business day of June, or

     (2) in the form of a non-qualified stock option to purchase 1,000 shares of General Motors Common Stock upon the terms provided in Section 11 of the Plan.

     The stock options shall have a term of up to 10 years and 2 days from the date of award, subject to earlier termination as provided herein. A stock option shall not become exercisable until one year from the date of grant. If a Participant leaves the Board before the stock option becomes exercisable, the stock option will terminate on the date that such Participant is no longer a Director.

     Subject to adjustment as set forth in the Plan, the aggregate maximum number of shares upon exercise of stock options granted pursuant to the Plan will be 250,000 shares.

     This Plan may at any time be amended, modified or terminated by the Board, to comport with changes in the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations promulgated thereunder. In addition, the Board may, in its sole discretion, modify the terms and conditions of the Plan in response to and consistent with any changes in other applicable laws, rules or regulations. The Board also reserves the right to modify the Plan from time to time, or to suspend or terminate the Plan entirely, provided, however, that no modification of the Plan, except for such modifications as may be required by law, rule or regulation, shall operate to annul an election already in effect for the current calendar year or any preceding calendar year.

     This Plan shall be effective as of January 1, 1996. The Plan will expire when no shares of stock are available for issuance.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO ADOPT THE NON-EMPLOYEE DIRECTOR LONG-TERM STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 4

     The General Motors incentive program currently consists of the General Motors Amended 1987 Stock Incentive Plan and the General Motors 1992 Performance Achievement Plan. The incentive program has been administered since 1937 by the General Motors Executive Compensation Committee (the "Committee"), a standing committee of the Board of Directors comprised entirely of independent Directors. No member of the Committee is eligible to receive an award under the Stock Incentive or Performance Achievement Plans.

     As noted in the report of the Committee commencing on page 10, General Motors' executive compensation philosophy provides for a meaningful portion of each executive's total compensation to be placed at-risk. In this regard, the at-risk portion of compensation is determined under the Corporation's incentive plans. The current plans are scheduled to terminate on May 31, 1997. As in the past, prior to expiration of these plans, the Corporation carried out a detailed review of the executive compensation structure. To assist in this review process, the Corporation engaged the services of KPMG Peat Marwick's executive compensation practice group.

     To ensure that the Corporation's plans and practices provide a highly competitive compensation opportunity in the context of the Corporation's performance and compensation philosophy, the first step in the review process was to establish a benchmark against which the Corporation would measure its performance and incentive compensation. In recognition of the limited number of automotive industry competitors as well as the fact that the competitive labor market for the Corporation's executives is broader than the automotive industry alone, a group of large, high-performing global companies (the "comparator group") was chosen as the basis against which the Corporation would measure its performance. Further, a group of companies, many of which were in the comparator group, were identified as providing the best practices in executive compensation.

     After a complete review and analysis of the Corporation's philosophy and executive compensation practices, including individual interviews with each member of the President's Council, together with an examination of the policies and practices of the aforementioned comparator and best practices groups, the Committee has, by the unanimous vote of its members, adopted the 1997 incentive program. Although the current incentive program provides for annual incentive awards (Restricted Stock Unit ("RSU") grants) and stock options under one plan (the Amended 1987 Stock Incentive Plan), the proposed 1997 incentive program provides for annual incentive cash awards, and stock option and RSU grants under independent plans (the General Motors 1997 Annual Incentive Plan and the General Motors 1997 Stock Incentive Plan). The 1997 Performance Achievement Plan is, in most respects, similar to the 1992 Performance Achievement Plan. Following the Committee's approval, the Plans were reviewed with the entire Board of Directors which unanimously expressed its agreement with the Plans.

     Each of the Plans constituting a part of the 1997 incentive program provides that the Committee shall not take certain actions with respect to such Plans without seeking the prior approval of stockholders of the Corporation. The Corporation reserves the right, however, to adjust or initiate cash compensation arrangements as it deems appropriate, including incentive plans providing for cash awards, without seeking stockholder approval. With respect to the adoption of any plan which is intended to be a successor to any Plan (or portion thereof) which constitutes a part of the 1997 incentive program, the Committee shall determine whether it is appropriate to seek stockholder approval of any such adoption based upon the regulatory requirements in effect at such time.

     If approved by a majority of the shares of common stock voted on the proposal at the 1997 Annual Meeting, the Corporation's incentive program, effective June 1, 1997, will include the General Motors 1997 Annual Incentive Plan, the General Motors 1997 Stock Incentive Plan, and the General Motors 1997 Performance Achievement Plan. The text of each of these Plans is attached as Exhibit B. The general discussion of each of the Plans as set forth below is qualified in its entirety by express reference to the complete text of the Plan. If not approved, the Plans will not be adopted; however, in such event the Corporation reserves the right to adjust cash compensation arrangements as it deems appropriate.

                           1997 ANNUAL INCENTIVE PLAN

     Under the 1997 Annual Incentive Plan, the Committee may grant awards at any time from June 1, 1997, through May 31, 2002.

     AMOUNT OF GRANTS. The Plan permits the Committee to make cash grants in such amounts and at such times as it may determine. The Committee may delegate to the President's Council determination of individual awards to employees who are not officers of the Corporation. The determinations by the President's Council shall be subject to a maximum funding amount which shall be approved by the Committee.

     TARGET AWARDS. Under the Plan, early each year, the Committee will establish targeted performance levels at which target performance awards may be earned. The Committee will also identify threshold or minimum performance levels for payment of awards below which no award will be paid, and a maximum performance level beyond which no additional amounts will be paid, and will establish the corresponding minimum and maximum awards. The Committee may delegate to the President's Council determination of individual final awards for employees who are not officers of the Corporation. Any such determinations by the President's Council shall be subject to a maximum amount which shall be approved by the Committee.

     In determining the performance criteria applicable to any grant of awards, the Committee may use one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of one or more of the Corporation's common stocks, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, hours per vehicle, vehicles per employee, net income per vehicle, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

     FINAL AWARDS. The percentage of each target award which will become a final award will be determined by the Committee on the basis of the performance goals established and the related performance achieved, as well as the employee's individual performance during the period. Final awards may be less than or greater than 100% of the target award. The Committee may, in its discretion, elect not to pay out the full amount and may increase or decrease final awards to reflect performance if, in its judgment, events have occurred which require changes to preserve the incentive features of this Plan. No individual shall be granted a final award in excess of $7.5 million for any calendar year.

     ELIGIBILITY. To be eligible to receive an award under the Plan, a participant must be an employee of the Corporation or a subsidiary as defined in the Plan or an individual who has been requested by the Corporation to accept employment with an entity in which the Corporation has a substantial ownership interest. Between 1992 and 1997, the number of participants in the annual incentive portion of the Stock Incentive Plan ranged from 706 to 3,560 employees. Going forward, it is anticipated that approximately 4,000 employees annually will participate in the Plan, including approximately 70 officers of the Corporation.

                           1997 STOCK INCENTIVE PLAN

     Under the 1997 Stock Incentive Plan, the Committee may grant stock options or Restricted Stock Units ("RSUs") at any time from June 1, 1997, through May 31, 2002.

     AMOUNT OF GRANTS. Subject to adjustment as set forth in the Plan, the Plan provides for a pool of 60,000,000 shares of General Motors Common Stock and 2,500,000 shares of Class H Common Stock from which options and RSUs may be granted prior to June 1, 2002, provided, however, that the maximum number of shares which may be granted as RSUs shall not exceed 7,500,000 Common and 1,000,000 Class H shares. The Plan provides for the use of authorized but previously unissued and/or reacquired shares; however, the Corporation has committed that a maximum of 40,000,000 shares of Common Stock and 1,700,000 shares of Class H Common Stock would be previously unissued shares. Since July 1995, all Common Stock option exercises have been sourced exclusively through reacquired shares, and the Corporation anticipates that this practice will continue for the foreseeable future.

     STOCK OPTIONS. Within the limits previously described, the Plan permits the Committee to make stock option grants in such amounts and at such times as it may determine. The Committee currently anticipates that, as in the past, the granting of stock options will normally be made on an annual basis. The Committee may delegate to the President's Council determination of individual grants for employees who are not officers of the Corporation. Any such determinations by the President's Council shall be subject to a maximum number of shares which shall be approved by the Committee. Subject to adjustment as set forth in the Plan, the maximum number of shares of Common Stock, Class H Common Stock or any combination thereof that may be granted to any individual in the form of stock options in any calendar year will not exceed 1,000,000 shares.

     Eligibility for stock option grants is similar to that under the Annual Incentive Plan. Between 1992 to 1997, the number of participants in the stock option portion of the Stock Incentive Plan ranged from 3,232 to 3,781 employees. Going forward, it is anticipated that approximately 4,000 employees annually will participate in the Plan, including approximately 70 officers of the Corporation.

     OPTION EXERCISE AND TERMINATION PROVISIONS. The Plan provides, in accordance with past practice, that Incentive Stock Options will be exercisable for a term ten years from the date of grant as stipulated by the Internal Revenue Code, and non-qualified options will be exercisable for a term of ten years and two days from the date of grant (to distinguish them from Incentive Stock Options). The Plan provides that, except as otherwise determined by the Committee, following termination of an employee's employment and contingent upon satisfaction of the conditions precedent described below, options held by each employee will expire not later than five years from date of termination of employment, subject to earlier termination by the terms of the option. However, if termination is due to death, the options will expire three years from the date of death, subject to earlier termination by the terms of the option. These provisions are the same as under the existing Plan (except that in case of death the current Plan provides for termination of the options one year after the date of death).

     If required by the Committee, by accepting an option grant, an employee will agree to remain employed by the Corporation for a period of six months following the exercise of any option granted under this Plan. If the employee retires or terminates employment without the consent of the Committee for any reason (other than death) within six months of the date of exercise of a stock option, the employee will be required to pay to the Corporation the amount of any gain realized as of the time of the exercise.

     OPTION PRICE. Except in connection with certain acquisitions and/or reorganizations as described in the Plan, the option price will be not less than 100% of the fair market value of the stock at the time the option is granted. Under both the current and proposed Plans, shares purchased upon exercise of an option must be paid for in full at the time of exercise. Payment upon exercise may be made in cash or, unless determined otherwise by the Committee, by delivery of previously acquired shares of the same class of the Corporation's common stock.

     RESTRICTED STOCK UNIT GRANTS. The Committee may grant RSU awards to such individuals, at such times, and in such amounts as it may determine. It is not intended that these awards will be made on a regular basis. Subject to adjustment as set forth in the Plan, the maximum number of shares of Common Stock, Class H Common Stock, or a combination thereof, that may be granted to any individual in the form of RSUs in any calendar year shall not exceed 250,000 shares.

FEDERAL INCOME TAX CONSEQUENCES

     Certain of the Federal income tax consequences applicable to stock options under the 1997 Stock Incentive Plan are set forth below:

     1. With respect to non-qualified options granted under the Plan: When an optionee exercises an option, the amount by which the fair market value of the stock on the date of exercise exceeds the exercise price of the option is taxed as ordinary income to the optionee in the year of exercise and generally will be allowed as a deduction for Federal income tax purposes to the Corporation in the same year. When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-or short-term capital gain to the optionee, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long-or short-term capital loss, depending upon the holding period of the shares.

     2. With respect to incentive stock options granted under the Plan: When an optionee exercises an incentive stock option while employed by the Corporation or a subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the optionee at that time. If the shares acquired upon exercise are not disposed of until more than one year after the date of exercise and more than two years after the date of the option grant, the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain to the optionee, and the Corporation will not be entitled to a tax deduction under such circumstances. Except as
                                       30
provided in (3) below, if the shares are disposed of (including the surrender of such shares to exercise another incentive stock option) prior to such date (a "disqualifying disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disqualifying disposition. The Corporation generally will be entitled to a Federal tax deduction equal to the amount of ordinary income so recognized by the optionee. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above in (1) for non-qualified stock options.

     3. Special rule if option price is paid for in shares: To the extent that an optionee pays all or part of the option price of a non-qualified option by tendering shares of common stock of the Corporation owned by the optionee, the rules described in (1) above apply except that the number of shares received upon such exercise, which is equal to the number of shares surrendered as payment of the option price, shall have the same tax basis and tax holding period as the shares surrendered. If the shares surrendered by the optionee in the exercise of a non-qualified option had previously been acquired by reason of the exercise of an incentive stock option granted to such optionee, the surrender of such shares is not a disqualifying disposition of such shares, but the shares received upon the exercise of the non-qualified option which are equal in number to the surrendered incentive stock option shares will still constitute incentive stock option shares. The additional shares received upon such exercise have a tax basis equal to the sum of the amount of ordinary income recognized and the amount of any cash paid on such exercise and a holding period which commences on the date of exercise.

                       1997 PERFORMANCE ACHIEVEMENT PLAN

     Under the Performance Achievement Plan, the Committee may grant target awards at any time from June 1, 1997 through May 31, 2002.

     ELIGIBILITY. Eligibility under the Plan is the same as under the proposed 1997 Annual Incentive and 1997 Stock Incentive Plans (see above). Employees may participate in the Plan only upon recommendation of the Chief Executive Officer and with the approval of the Committee, except that the Committee alone has discretion with respect to participation by officers. Annual participation under the 1992 Performance Achievement Plan ranged from 437 to 462 employees and averaged 454 employees.

     PERFORMANCE PERIOD. The performance period for an award must be at least two and not more than five years. It is anticipated that new grants will be made annually and will be for a three-year period.

     TARGET AWARDS. Employees selected to participate in the Plan will be granted target awards payable in stock and/ or cash which, in general, will be determined based on each participant's level of responsibility. At higher levels of responsibility, the target award will represent a greater portion of total compensation. At the beginning of each performance period, the Committee will establish a targeted performance level at which a target performance award may be earned, with a threshold or minimum performance level below which no award will be paid, and a maximum beyond which no additional amounts will be paid. In determining the performance criteria applicable to any grant of awards, the Committee may use one or more of the same business criteria provided for in the 1997 Annual Incentive Plan.

     FINAL AWARDS. The percentage of each target award which will become a final award will be determined by the Committee on the basis of the performance goals established and the related performance achieved, as well as the employee's individual performance during the period. Final awards may be less than or greater than 100% of the target award. The Committee may, in its discretion, elect not to pay out the full amount and may increase or decrease final awards to reflect performance if, in its judgment, events have occurred which require changes to preserve the incentive features of this Plan. The Committee may delegate to the President's Council determination of individual final awards for employees who are not officers of the Corporation. Any such determinations by the President's Council shall be subject to a maximum amount which shall be approved by the Committee. No individual shall be granted a final award in excess of $7.5 million for any Plan period.

     FORM OF FINAL AWARD. The 1997 Performance Achievement Plan provides, in accordance with past practice, that final awards may relate to, and upon vesting be paid in the form of, one or more classes of General Motors common stock, in cash, or partly in stock and partly in cash, as the Committee may determine. Unlike past practice, however, the 1997 Plan provides that any stock delivered upon payment of final awards shall only be made with reacquired shares and will not be paid in the form of newly-issued shares.

     PAYMENT OF FINAL AWARDS. Each final award will be subject to a vesting schedule, as determined by the Committee. Vesting periods may vary depending on an executive's level of responsibility. At the Committee's discretion, dividend and/or interest equivalents may be paid on final awards during or at the end of the vesting period. Payment of final awards will be further contingent upon satisfaction of conditions precedent described below.

                                   ALL PLANS

     CONDITIONS PRECEDENT. Each of the Plans in the revised incentive program sets forth conditions which must be satisfied for a participant to receive delivery of award installments or exercise stock options following termination of employment. These conditions are that the participant must (1) continue to render services to the Corporation (unless this condition is waived by the Committee); (2) refrain from competitive activity and conduct that is inimical or in any way contrary to the best interests of the Corporation; and (3) furnish reasonable information with respect to the satisfaction of (1) and (2). The Committee has flexibility in interpreting and applying these provisions to ensure that the objectives of the Plans are realized in accordance with Corporate goals. These provisions are virtually identical to those under the Amended 1987 Stock Incentive Plan and the 1992 Performance Achievement Plan.

     FUNDING AND EXPENSES. The expenses of administering the Plans will be borne by the Corporation.

     AWARDS CONTINGENT UPON STOCKHOLDER APPROVAL. The Committee has granted target awards under the 1997 Annual Incentive and Performance Achievement Plans to members of the President's Council and other officers and employees of the Corporation, which are subject to approval of the Plans by stockholders at the 1997 Annual Meeting. The amounts which ultimately may be payable pursuant to such awards, however, cannot be determined at this time.

     APPROVAL BY STOCKHOLDERS. All Plans will become effective June 1, 1997, if approved by stockholders at the 1997 Annual Meeting.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO APPROVE THE 1997 INCENTIVE PROGRAM, CONSISTING OF THE GENERAL MOTORS 1997 ANNUAL INCENTIVE PLAN, THE GENERAL MOTORS 1997 STOCK INCENTIVE PLAN, AND THE GENERAL MOTORS 1997 PERFORMANCE ACHIEVEMENT PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 5

     Mrs. Evelyn Y. Davis, Watergate Office Building, Suite 215, 2600 Virginia Avenue, N.W., Washington, DC 20037, owner of 102 shares of Common Stock and 4 shares of Class H Common Stock, has given notice that she intends to present for action at the annual meeting the following resolution:

     "RESOLVED: 'That the stockholders of General Motors recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years.' "

The following statement was submitted in support of such resolution:

     "REASONS: 'The President of the U.S.A. has a term limit, so do Governors of many states.'

     "Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders.

     "No director should be able to feel that his or her directorship is until retirement.

     "If you AGREE, please mark your proxy FOR this resolution."

THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors has carefully reviewed the issue of term limits and has expressed its position in the Board's Corporate Governance Guidelines. As explained in Guideline 11, the Board believes that although term limits may provide some potential benefits, those benefits are outweighed by the disadvantages of "losing the contribution[s] of Directors who have . . . developed, over a period of time, increasing insight into the company and its operations and, therefore, provide an increasing contribution to the board as a whole." Continuity of service permits directors to acquire a depth of knowledge concerning the Corporation that enhances their capability. Term limits could force the untimely exit of good directors and make it more difficult to recruit effective candidates.

     At the same time, the Board believes that a directorship should not be viewed as a lifetime position. To ensure that fresh ideas and viewpoints are available to the Board as necessary, the following practices are followed:

     * Directors are elected each year to hold office only until the next annual meeting or until their successors have been elected and qualified. They are not entitled to automatic renomination for another term. Reviewing candidates for the Board and the overall composition of the Board is a continuing responsibility of the Committee on Director Affairs. In recommending the nominees for election by the stockholders at the annual meeting, the Committee considers many
                                       33
factors including the expertise, experience, reputation and other personal attributes and qualifications of the incumbents as compared to other potential candidates, as well as the overall needs of the Corporation.

     * Every five years the Committee on Director Affairs conducts a formal review that specifically concerns each Director's continuation on the Board. (Guideline 11)

     * Directors who change the responsibility they held when elected to the Board are asked to submit a letter of resignation, to give the Board, via the Committee on Director Affairs, an opportunity to review the continued appropriateness of Board service. (Guideline 10)

     * The Director Retirement Policy provides that employee directors resign from the Board when they retire as employees at age 65 or earlier. Any other director is ineligible for reelection for a term commencing subsequent to his or her 70th birthday. (Guideline 12)

     The Board believes that cumulatively these practices provide a beneficial means of ensuring both continuity of service and the opportunity for obtaining fresh viewpoints.

     A copy of the Guidelines is available from the Secretary upon request.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 5. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 6

     Mr. John J. Gilbert and the estate of Lewis D. Gilbert, 29 East 64th Street, New York, NY 10021-7043, each the owner of record of 100 shares of Common Stock and 10 shares of Class H Common Stock, and additional family ownership of 200 shares of Common Stock; Margaret R. Gilbert and John J. Gilbert, co-trustees under the will of Samuel Rosenthal, owners of 200 shares of Common Stock; Mr. John C. Henry, 5 East 93rd Street, New York, NY 10128, who is the owner of 1,148 shares of Common Stock and 200 shares of Class H Common Stock, have given notice that they intend to present for action at the annual meeting the following resolution:

     "RESOLVED: That the stockholders of General Motors Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

The following statement was submitted in support of such resolution:

                                    "REASONS

     "Continued strong support along the lines we suggest were shown at the last annual meeting, when 21.8%, 72,108 owners of 124,661,412 shares, were cast in favor of this proposal. The vote against included 53,634 unmarked proxies.

     "A California law provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

     "The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

     "We think cumulative voting is the answer to find new directors for various committees. Some recommendations have been made to carry out the CERES 10 points. The 11th should be, in our opinion, having cumulative voting and ending staggered Boards.

     "When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. The huge derivative losses might have also been prevented with cumulative voting.

     "Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Ingersoll-Rand also having cumulative voting won two awards. FORTUNE magazine ranked it second in its industry as 'America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted 'on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 and 1995 they raised their dividend.

     "Lockheed-Martin, as well as VWR Corporation now have a provision that if anyone has 40% of the shares cumulative voting applies, it applies at the latter company.

     "In 1995 American Premier adopted cumulative voting. Alleghany Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights.

     "If you agree, please mark your proxy for this resolution; otherwise, it is automatically cast against it, unless you have marked to abstain."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that cumulative voting would threaten to undermine effective Board functioning in at least two respects. First, cumulative voting introduces the possibility of partisanship among Board members that could impair their ability to work together, a requirement essential to the effective functioning of any board of directors. Second, it is the Board's duty to represent all of the stockholders. To do so, each Director must feel a responsibility toward all the stockholders, without any special loyalty to any one group. From this perspective, cumulative voting is undesirable since directors so elected might be principally concerned about representing and acting in the interest of special groups of stockholders rather than in the interests of all stockholders. At General Motors, all of our stockholders are minority
                                       35
owners, although some stockholders have more extensive holdings than others. The Board does not believe that some minority of stockholders should be advantaged--or disadvantaged--compared with all other stockholders.

     A similar proposal for cumulative voting was disapproved by General Motors stockholders at the 1996 meeting and on twelve other occasions. The possibility of factionalism that cumulative voting presents has lead to a trend against its adoption. Many companies have eliminated cumulative voting over the years. Overall, its presence has declined. The State of California, considered among the most protective of stockholder interests, amended its state laws to permit the repeal of cumulative voting in 1989. In supporting the change, the Committee on Corporations of the Business Law Section of the State Bar of California argued:

       "While a healthy diversity of opinion and experience, as represented by independent directors, is desirable, factionalism is not appropriate in the board's essential executive function. The principal objective of a business enterprise should be profit and gain for its shareholders, not political accommodation of competing interests . . . Practical experience has shown that effective management of a corporation requires candor and consensus in the Boardroom, (not) rancor and contention."

     No reason is given, and the Board of Directors knows of none, why the present method of voting should not continue to work as successfully in the future as it has in the past. Thirteen of General Motors' 15 Board members are independent non-employee directors and are all nominated for the Board by General Motors' Committee on Director Affairs which consists entirely of independent directors. This guarantees the continued independence of the Board in representing all of the stockholders.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 6. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 7

     John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, owner of more than $1,000 of Class H Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "RE-START A SEPARATE GM CHIEF EXECUTIVE AND SEPARATE INDEPENDENT BOARD CHAIRMAN
     "PURPOSE: RE-ESTABLISH OBJECTIVE GM MANAGEMENT OVERSIGHT
     "RESOLVED:
          "General Motors Shareholders recommend the Board take all enabling action on the day of the 1997 Shareholder meeting:
          "TO RE-START A SEPARATE GM CHIEF EXECUTIVE AND SEPARATE INDEPENDENT GM BOARD CHAIRMAN TO RE-ESTABLISH OBJECTIVE GM MANAGEMENT OVERSIGHT AND APPOINT A HIGHLY QUALIFIED PERSON TO TAKE THIS RESPONSIBILITY.
          "Management should adopt an Independent Lead Director and Vice Chairman at the January 1997 Board meeting as an initial step."

The following statement was submitted in support of such resolution:

     "REASON:

          "In December 1995 General Motors decided that Independent Director John Smale would no longer be Board Chairman. This reversed General Motors practice since 1992, of an Independent Board Chairman.

          "The GM Chairman's key duty is to oversee management. When the Chief Executive Officer is also the Chairman, he oversees his own strategic plan and its implementation--in effect he 'grades his own papers.'

          "The 2 top jobs held by one GM person limits the degree of objective oversight and scrutiny available to General Motors, the largest corporation in the world.

"PUBLISHED RATIONALE:

     "1.   When GM sacked its highly successful Independent Board Chairman, who rescued GM from disaster in 1992. USA Today said:

     "GM dismantled its groundbreaking and much-copied decision to give the top 2 jobs--Chairman and CEO--to different people.

     "GM CEO John Smith's low profile leads to criticism that GM has no one to publicly explain GM's vision and direction.

              USA Today                         December 5, 1995

     Soon after Jack Smith took the top 2 GM jobs:

     "Will Jack Smith punch out early?

              Business Week                     April 8, 1996

     "2.   GM Management was distracted by the Lopez scandal and needs objective oversight to prevent potential scandals:

     "Former GM Vendor Czar. Jose Lopez, knew all the tricks at GM--how to use threats, ruthlessness, lying, emotion, flattery, jokes. Despite the squeals, GM brass was pleased with the results.

              Los Angeles Times                 November 30, 1996

     "GM's highly touted Marketing Czar, Ronald L. Zarrella, is fresh from 9 years at Bausch & Lomb where, as President, he was close to B&L's CEO Dan Gill. Gill created profit-pressures that led to unethical behavior through the company.

     " 'Blind Ambition' cover story, later nominated for a Magazine 'Oscar.'

              Business Week                     October 23, 1995

     "3.   GM management needs objective oversight in correcting GM's 50-year problem of slow and costly new model introductions:

     "GM's slow-motion minivan start-up takes 20 months, while GM's fleetest competitors switch models in a month or less. Financially it's a disaster.

              Business Week                     December 16, 1996

     "4.   GM management needs objective oversight in managing a productive workforce and keeping its pledges to employees:

     "General Motors finished dead last in 5 of 6 working conditions in a survey that included physical risk, stress risk and excessive workload.

              Automotive News                   June 10, 1996

     "The fear of GM employees losing their jobs is widespread. Ironically, many of those left with jobs are pushed hard, working tough overtime schedules.

              Automotive News                   March 25, 1996

     "Court tells GM to pay retiree benefits to keep its promise to 50,000 retirees.

              Automotive News                   August 26, 1996

     "5.   GM management needs objective oversight in acquisitions:

     "GM-Hughes pays $3 Billion for about 70% of PanAmSat.

              Los Angeles Times                 September 21, 1996

     "PanAmSat revenue was about $100 Million in 1995. PanAmSat has $600 Million debt.

              Investors Business Daily          September 9, 1996

     "For objective GM management oversight:

     "VOTE YES TO RE-ESTABLISH AN INDEPENDENT GM DIRECTOR AS BOARD CHAIRMAN AND TO APPOINT A HIGHLY QUALIFIED PERSON TO TAKE THIS RESPONSIBILITY."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors has been, and continues to be, a strong proponent of independent leadership at the board level. The Board fully recognizes that independence from Management is a prerequisite to fulfilling its duty, set forth in its Corporate Governance Guidelines Mission Statement, which states "to regularly monitor the effectiveness of Management policies and decisions including the execution of its strategies." The Board's Corporate Governance Guidelines outline a number of practices that ensure independent board leadership whether or not the Chairman and CEO roles are separated.

     The Board of Directors believes that the appropriate balancing of independent board structure with flexibility in determining board leadership is expressed in its current Guidelines. Guideline 4, addressing the "Selection (and Separation) of Chairman and CEO," ensures flexibility by providing that: "the Board should be free to make this choice any way that seems best for the Company at a given point in time." Guideline 5, addressing "the Lead Director Concept," ensures appropriate board independence from management by providing that: "the Board . . . have a Director selected by the outside Directors who will assume the responsibility of chairing the regularly scheduled meetings of outside Directors or other responsibilities which the outside Directors as a whole might designate from time to time." This Guideline further provides that this role be filled either by the non-executive Chairman or, should the Chairman be a Company employee, by another Director. Presently, the Chairman of the Executive Committee, Mr. John G. Smale, serves in this capacity. This active oversight is not dependent on mandating that the Chairman be an outside Director.

     In light of these and other mechanisms in the Guidelines that ensure the Board's independence from Management and accountability to stockholders (for example, the committees charged with the executive compensation, board nomination, audit and other key functions are wholly independent), the Board believes that no purpose is served by imposing an absolute rule against a member of Management serving as Board Chairman. Indeed, that is why the Board provided itself the flexibility to select either an employee or non-employee as Chairman. Therefore, the Board opposes the resolution because it would reduce the Board's flexibility to select a style of leadership depending on the unique circumstances at any given time.

     A copy of the Guidelines is available from the Secretary upon request.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 7. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 8

     Mr. Nick Rossi, P.O. Box 249, Boonville CA 95415, owner of 600 shares of GM Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "INDEPENDENT DIRECTORS

     "Resolved:

     "General Motors Shareholders direct the Board to immediately take all enabling action to require 90% of GM Directors be independent."

The following statement was submitted in support of such resolution:

     "Reason:

     "Independent Directors will give the Board effective oversight to direct and challenge management to greater accomplishments in profitability and growth. Independent Directors are particularly important for GM to respond to the new era of global automotive competition. Also for GM preparation for inevitable industry downturns.

     "Independent Directors are important to good corporate performance, according to many corporate governance experts.

     "Additionally, GM Management needs oversight because of Management diversions. GM Management was diverted by the complex 3 year lawsuit against for GM vendor-czar, Jose Lopez. Lopez defected to Volkswagen after his reported border line business practices at General Motors.

     "Based on criteria from CalPERS and the Florida Retirement System Trust Fund (Two major public pension funds that seek to maximize stock values), independent directors are.

     * Not employed by GM or an affiliate, as an executive within the last 5 years.
     * Are not and were not employed by GM as paid suppliers. For instance, as lawyers, accountants or vendors, like auto parts makers.
     * Are not employed by GM customers.
     * Have no personal services contracts with GM.

     * Are not employed by a foundation or university that receives grants or endowments from GM.

     * Are not a relative of GM management.

     * Are not an Officer or Director of another company, where the General Motors Chairman or CEO is also a Director.

     "It is additionally important for GM to have independent Directors because none of the outside GM Directors have automotive experience.

     "The lack of automobile experience for outside GM Directors is verified by biographies in the 1996 GM Proxy. Automotive expertise is increasingly important as GM concentrates more on automobiles after the GM Hughes Electronics sale.

     "Without automotive experience, GM Directors are less capable to question and challenge management. Without automotive experience, GM Directors are more inclined to approve management without question. Or they must do extra work to be proficient on automobile issues.

     "Yet it is difficult to demonstrate that some GM Directors have time for the extra work required.

     "For instance, according to the 1996 GM Proxy, these Directors have full-time jobs and serve on 8 or 9 outside positions as Directors or
     Trustees:

     GM Director        Full-time Job     Number of Additional Outside Positions

     John Bryan         CEO Sara Lee                          8

     J. M. Marriott     CEO Marriott                          9

     "Mark your proxy 'Yes' for independent Directors to ensure effective oversight for long-term profitability and growth."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors has been, and continues to be, a strong proponent of board independence. The Board, as nominated, will be comprised of 15 directors, 13 of whom are independent under Section 2.12 of the General Motors By-laws. That Section of the By-laws provides that a majority of the Board's nominees for director for each year must be "independent." The definition of "independent" is substantially the same as the definition used by major pension funds:

     "[A] director who: (i) is not and has not been employed by the corporation or its subsidiaries in an executive capacity within the five years immediately prior to the annual meeting at which the nominees of the board of directors will be voted upon; (ii) is not (and is not affiliated with a company or firm that is) a significant advisor or consultant to the corporation or its subsidiaries; (iii) is not affiliated with a significant customer or supplier of the corporation or its subsidiaries; (iv) does not have significant personal services contract(s) with the corporation or its subsidiaries; (v) is not affiliated with a tax-exempt entity that receives significant contributions from the corporation or its subsidiaries; and
     (vi) is not a spouse, parent, sibling or child of any person described by
     (i) through (v)."

     Since the adoption of this By-law in 1991, no more than two directors at any time have qualified as non-independent. The percentage of independent directors has consistently exceeded eighty percent, and is currently 87%. In the experience
                                       40
of the Board of Directors, a majority of independent directors is sufficient to ensure that independent judgment is exercised by the Board.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 8. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 9

     The Teamsters Affiliates Pension Plan, 25 Louisiana Avenue, N.W., Washington D.C. 20001, owners of more than $1,000 of GM Common Stock have given notice that they intend to present for action at the annual meeting the following resolution:

     "RESOLVED: That directors of the Company will receive, at each annual meeting, an option grant valued at approximately $40,000 (the amount of the current retainer), with the option exercise price being equal to 110% of the underlying common shares on the date of grant."

The following statement was submitted in support of such resolution:

     "SUPPORTING STATEMENT

     "The purpose of this resolution is to align director interests with shareholder interests by causing directors to be compensated only when they oversee an appreciation in General Motors share value.

     "We believe that to maximize board accountability, GM should pay directors' retainers entirely in stock. Eight companies have already adopted this practice, among them Chrysler, ITT, and Sears Roebuck.

     "GM directors currently receive only $14,000 of their annual retainer in stock, and $26,000 in cash. Meanwhile, the Company's own Corporate Governance Guidelines emphasize the importance of keeping director compensation in line with company performance: "As part of a Director's total compensation and to create a direct linkage with corporate performance, the Board believes that a meaningful portion of director's compensation should be provided in common stock units."

     "Several governance experts prefer stock compensation. Charles Elson, Professor of Law at Stetson University, argues that all forms of director compensation that are not equity-based should be discontinued. And Business Week's report card ("The Best & Worst Boards, November, 1996) notes:
     'several studies have shown that companies in which directors own significant amounts of stock outperform those that don't.' Finally, Joe Grundfest, professor of law at Stanford University and a former SEC commissioner writes:

     "The days of a board that serves for a fixed fee, a set of meeting fees, and a pension are coming quickly to an end. Boards will have to become exposed to the risks and rewards of economic performance -- just like the corporation's shareholders, employees, suppliers, and customers.

     "By paying GM directors their entire retainer in options that vest only upon increased shareholder returns, GM would further align director compensation with company performance.

     "Between 1991 and 1995 GM Common Stock returns did not keep pace with competitors Ford and Chrysler. In such a climate, a board with long-term interest is critical. For example, Wall Street rewards downsizing in the short run, but not the long. GM's massive layoffs, to the tune of 99,400 or 29% of the workforce may be a shortsighted strategy.

     Note the results of a report by the U.S. Department of Labor, "Guide to Responsible Downsizing," on the relationship between financial performance and downsizing.

     "The report notes, '[F]or each $1.00 invested in a portfolio of downsizing companies at the beginning of the year of downsizing, the value of the portfolio would have grown to $1.047 three years later. The same amount invested in a portfolio of companies in the same industry would have grown, on average, to $1.343 by Year +3.' GM needs a board whose compensation is most closely tied to performance, one with long-term interest.

     "We believe many of the Company's board directors may be overcommitted--five directors serve on greater than three boards other than GM, and one serves on 10 other boards. Aligning director compensation with director performance will help ensure the directors' attention and diligence to GM now and into the future."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors has been and continues to be a strong proponent of forms of director compensation that directly link director interests with corporate performance and stockholder interests. As set forth in the Corporate Governance Guidelines, "the Board believes that a meaningful portion of a Director's compensation should be provided in common stock units. (Guideline 13)

     Currently, outside directors are required to defer $14,000 of their $40,000 annual Board retainer into restricted stock units of GM common stocks. The balance of the retainer together with other Board and Committee fees may also be deferred into common stock units. For 1997, GM's outside Directors have elected to defer more than 55% of their compensation into stock units.

     The Board continues to seek methods to link director compensation to GM's performance and stockholder interests. In January 1996, the GM Board adopted the Non-Employee Director Long-Term Stock Incentive Plan (Director Stock Plan), which is described starting on page 24. The Plan provides for a $10,000 annual stock grant and, if approved by stockholders, the election to receive a 1,000 share stock option in lieu of the stock grant. To further link director compensation to GM's performance, stock grants and deferred compensation in the form of restricted stock units will not be payable until a director's retirement from the GM Board. This long-term deferral creates a much more direct link between compensation and performance.

     As detailed on pages 7 and 8 of this proxy statement, the GM non-employee director's average holdings of GM common stocks amounted to over $689,000, a substantial equity ownership. The 100% use of stock options or stock units under the Director Stock Plan will further increase ownership and enhance the alignment of interests of the GM Board with that of the GM stockholder.

     In 1997 the Board took a number of steps to strengthen stockholder value. The quarterly dividend on GM $1-2/3 common stock is being increased by $0.10, to $0.50 per share. The dividend has been increased three times, for a total of $0.30 per share, since May 1995. The GM Board also approved a $2.5 billion repurchase program for GM $1-2/3 common stock, which the Corporation plans to execute through open-market purchases during 1997. This would represent a repurchase of slightly more than five percent of the outstanding shares of GM $1-2/3 common stock. In addition, GM has undertaken a number of initiatives designed to enhance stockholder value, including a proposal to: distribute to stockholders a valuable equity interest in the defense business of Hughes Electronics Corporation; provide a more
                                       42
focused, appropriately capitalized investment in Hughes Electronics' telecommunications and space business; and transfer Delco Electronics from Hughes Electronics to GM's Delphi Automotive Systems. GM is also considering some form of future partial public ownership of certain parts of the resulting Delco/Delphi entity. Finally, GM has made significant progress in rebuilding the Corporation's balance sheet. GM's cash balance at year-end 1996 was $17 billion, compared with $10.2 billion at the end of 1995.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 9. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

EXPENSES OF SOLICITATION

     The cost of this solicitation of proxies will be borne by the Corporation. General Motors will solicit proxies by mail and the directors, officers, and employees of GM may also solicit proxies by telephone, telegram or personal contact. These persons will receive no additional compensation for such services. In addition, General Motors has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of up to $50,000, plus reasonable out-of-pocket expenses. The Corporation will reimburse brokers and other stockholders of record for their expenses in forwarding proxy material to beneficial owners.

OTHER MATTERS

     The enclosed proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters which may come before the meeting in addition to the scheduled items of business, including any stockholder proposal omitted from the Proxy Statement and form of proxy pursuant to the Proxy Rules of the Securities and Exchange Commission and matters related to the conduct of the meeting. At the time this Proxy Statement went to press, the Board of Directors did not know of any other matter which may properly be presented for action at the meeting, but the enclosed proxy confers the same discretionary authority with respect to any such other matter.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. YOUR PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

                                         By order of the Board of Directors,

                                         NANCY E. POLIS, Secretary

April 16, 1997

                                                                       EXHIBIT A

                           GENERAL MOTORS CORPORATION
              NON-EMPLOYEE DIRECTOR LONG-TERM STOCK INCENTIVE PLAN

1. NAME AND PURPOSE
    The name of this plan is the General Motors Corporation Non-Employee Director Long-Term Stock Incentive Plan (the "Plan"). Its purpose is to provide non-employee Directors of General Motors Corporation (the "Corporation") with a plan of stock ownership that will further ensure that the compensation of its Directors is closely aligned with stockholder interests and the performance of the Corporation.

2. ADMINISTRATION
    The Plan shall be administered by the General Motors Board of Directors (the "Board"). The decisions of the Board with respect to any questions arising as to the interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be final, conclusive and binding on all parties.
    The Board is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it deems appropriate for the proper administration of the Plan.

3. PARTICIPANTS
    Participation in the Plan shall be limited to non-employee Directors of the Corporation who are not former employees of the Corporation or any subsidiary. Eligibility shall be limited in each year to each such non-employee Director (a "Participant") who has attained age 56 as of the date of the Annual Meeting in such year. The age eligibility requirement may be changed by the Board at any time provided such change does not affect any right of any Participant with respect to awards made pursuant to the Plan prior to such change.

4. AWARDS -- ELECTION OF STOCK OPTION OR RESTRICTED STOCK UNIT GRANT AND DEFERRED DISTRIBUTION SCHEDULE
    (a) On January 2, 1996, each non-employee Director who shall be required pursuant to the Director Retirement Policy to retire prior to June 1, 2010, shall be credited with an initial grant of restricted stock units of General Motors Common Stock, $1-2/3 par value ("RSUs"). The dollar value of each Participant's initial grant of RSUs shall be determined based on the Director's estimated life expectancy. The dollar value of each initial grant of RSUs shall be established in such a way that the projected value of the initial grant of RSUs to each Director together with the projected value of all of the subsequent annual grants of RSUs (including dividend equivalents thereon) shall be equivalent in value to the present value, measured as of January 2, 1996, of the retirement benefit such Director would have received under the now terminated General Motors Director Retirement Plan.
    (b) On or before December 31 preceding each Plan year, each Participant shall have the opportunity to make an irrevocable election to receive his or her annual Plan award to be granted in the subsequent year, either:
    (1) in the form of a grant of RSUs with a market value of $10,000 on the first business day of June, or
    (2) in the form of a non-qualified stock option to purchase 1,000 shares of General Motors Common Stock, $1-2/3 par value ("GM Common Stock") upon the terms provided in Section 11 of the Plan.
    If a Participant shall elect to receive his or her award under the Plan in the form of a $10,000 grant of RSUs, the Participant's Plan account will be credited with such RSUs as of the first business day in June. The cash value equivalent of each such grant of RSUs, as well as all other RSUs credited to such Participant's Plan account in the form of dividend equivalents, shall be distributed in accordance with Section 8 hereof to the Participant following his or her retirement from the Board.
    (c) No awards of stock options or grants of RSUs shall be made to a Participant's account under the terms of the Plan after the date of a Participant's death.
    (d) Subject to the provisions of Section 12(b) on the maximum number of stock options which may be granted under the Plan, the Board may adjust the maximum amount of the awards provided by Section 4(b).

5. VESTING AND NON-ASSIGNABILITY OF GM $1-2/3 RESTRICTED STOCK UNITS
    After a Director has served on the Board for six years, all grants of RSUs and dividend equivalents thereon shall vest. All subsequent annual $10,000 grants of RSUs as the Participant shall elect to receive shall vest immediately on the date of grant. Except as provided in Section 9, awards under the Plan shall not be assigned, transferred, pledged, encumbered or be subject in any manner to alienation or anticipation.

6. RSUS: DIVIDEND EQUIVALENTS AND THEIR CASH EQUIVALENT
    On each dividend payment date for GM Common Stock, dividend equivalents in the form of additional RSUs representing such Common Stock will be credited to the Participant's Plan account in an amount equal to the sum of the per share cash dividend multiplied by the number of RSUs in the Participant's Plan account divided by the average market price of such stock on such dividend payment date. Amounts credited to the Participant's Plan account will continue to accrue dividend equivalents until such amounts are distributed in accordance with the Plan. RSUs will be calculated to the nearest thousandth.

7. RETIREMENT PRIOR TO AGE 70
    A Participant who serves on the Board until normal retirement, which occurs after the Annual Meeting at which such Participant will serve as a 70 year old member, in accordance with the Corporation's Director Retirement Policy (such Participant's "normal Retirement Date"), will receive such Participant's last annual $10,000 grant of RSUs on the first business day of June (a "Determination Date") following such normal Retirement Date. A Participant who leaves the Board before such Participant's normal Retirement Date shall not be entitled to receive any additional awards under the Plan after leaving the Board, except that a Participant (i) who commenced service on the Board prior to having attained age 56 and (ii) who leaves the Board prior to such Participant's normal Retirement Date and after having rendered at least six years of Board service and (iii) who has at least one full year of service on the Board prior to the Annual Meeting at which such Participant shall serve as a 56 year old member ("Years of Prior Service") shall be entitled to receive an additional grant of RSUs with a market value of $10,000 on each Determination Date which is (x) after the Annual Meeting at which such Participant shall serve as a 56 year old member and (y) prior to the Determination Date following such Participant's normal Retirement Date; provided that the number of such additional grants shall not exceed the number of Years of Prior Service and, with respect to each additional grant, that the Participant is alive on the date thereof.

8. METHOD OF DISTRIBUTION AND VALUATION
    No distributions shall be permitted from a Participant's RSU Plan account except as provided in this Section 8 and Section 9.
    The value of the Participant's RSU Plan account shall be payable in cash, in either a lump sum or in up to ten annual installments, as elected by the Participant. If annual installments are elected, the amount of the first payment shall be a fraction of the value of the Participant's Plan account as of December 31st of the year preceding payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the value as of December 31st of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.
    Amounts deferred under this Plan, including dividend equivalents, shall be distributed as previously elected by the Participant either in a lump sum or annual installments as soon as possible, but no earlier than the January of the year following termination from the Board and after attainment of age 70.
    The value of a Plan account for purposes of distribution to the Participant and for determining the $10,000 market value of a grant pursuant to Section 4(b) shall be determined by multiplying or dividing, whichever is applicable, the number of RSUs by the average daily closing market price of GM Common Stock as reported in The Wall Street Journal for the three months immediately preceding the date of delivery or grant, whichever is applicable.

9. DISTRIBUTION UPON DEATH
    A Participant shall designate a beneficiary or beneficiaries to receive amounts credited under the Plan in the event of the Participant's death. A designation of beneficiary or beneficiaries shall be on a form prescribed by and filed with the secretary of the Committee on Director Affairs of the Board. If any Participant dies while an eligible Director, or thereafter, before receiving all scheduled installments for his or her Plan account, the unpaid amount in such Participant's Plan account shall be paid to his or her beneficiary; but if none has been designated, to his or her estate. Such payment shall be made in one lump sum. The value of the Plan account on the date of payment shall be determined in accordance with the provisions of Section 8 hereof.

10. PARTICIPANT'S RIGHTS UNSECURED
    The right of any Participant to receive future installments under the provisions of the Plan shall be an unsecured claim against the general assets of the Corporation.

11. STOCK OPTIONS
    Each Participant who elects pursuant to Section 4 hereof to receive a stock option shall be granted a non-qualified stock option to purchase 1,000 shares of GM Common Stock. Such stock option shall be granted on the same date and the same exercise price as stock options are awarded under the General Motors 1997 Stock Incentive Plan or its successor.
    The stock options shall have a term of up to 10 years and 2 days from the date of grant, subject to earlier termination as provided herein. A stock option shall not become exercisable until one year from the date of grant. If a Participant leaves the Board before the stock option becomes exercisable, the stock option will terminate on the date that such Participant is no longer a Director.
    Stock options available under the Plan are not transferable other than by will or by the laws of descent and distribution. A Participant's beneficiary, or if no such designation has been made, the Participant's legal representative or such other person entitled thereto by a court of competent jurisdiction, may exercise, in accordance with the Plan's provisions, all unexercised options for a period of three years from the date of the Participant's death, subject to earlier expiration by the terms of the original grant.
    Payment in full of the stock option exercise price shall be made by the Participant at the time of exercise. The stock option exercise price may be paid by the Participant either in cash or shares of GM Common Stock, to be valued at their fair market value on the date of exercise, or a combination thereof. A cashless exercise of such stock option shall be permitted in accordance with the administrative procedures for exercising stock options established pursuant to the General Motors 1997 Stock Incentive Plan or its successor.

12. LIMITATION ON AGGREGATE SHARES; ADJUSTMENTS TO STOCK OPTIONS AND/OR RSUS; SOURCE OF PLAN SHARES
    (a) The aggregate maximum number of shares issued upon exercise of stock options granted pursuant to the Plan shall be 250,000 shares, subject to adjustment pursuant to Section 12(b) below.
    (b) Stock options as well as any RSUs contained in a Participant's Plan account shall be subject to appropriate adjustment in the event of future stock splits, stock dividends, or other changes in capitalization of the Corporation to prevent the dilution or enlargement of Participant's rights under the Plan. Such adjustments to stock options shall be made in the same manner as adjustments to stock options issued pursuant to the General Motors 1997 Stock Incentive Plan or its successor. Such adjustments to RSUs shall be made in the same manner as adjustments to shares of GM Common Stock contained in the Corporation's Dividend Reinvestment Plan or its successor.
    (c) The shares for use under this Plan will be made available from reacquired shares or from newly-issued stock or a combination of the two as determined by the Board or a committee appointed by the Board.

13. PARTICIPANTS CEASING TO BE DIRECTORS
    If a Participant leaves the Board (a) while holding unexercised stock options previously granted to him or her under the Plan or (b) while having unvested RSUs in his or her Plan account, such stock options or RSUs shall immediately be forfeited, except in the case of the Participant's (i) death,
(ii) disability, (iii) retirement after attaining the age of 70, or (iv) such other conditions as may be approved by the Board. Stock options granted to a Participant who ceases to be a Director under the circumstances set forth in clauses (ii), (iii) or (iv) of the preceding sentence shall remain exercisable for a period of the lesser of the term of the grant or five years from the date the Participant leaves the Board.

14. AMENDMENT AND TERMINATION
    It is the Corporation's intent that the Plan comply in all respects with Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), or its successor, and any regulations promulgated thereunder. If any provision of the Plan is found not to be in compliance with such Rule and such regulations, the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.
    This Plan may at any time be amended, modified or terminated by the Board, to comport with changes in the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations promulgated thereunder. In addition, the Board may, in its sole discretion, modify the terms and conditions of the Plan in response to and consistent with any changes in other applicable law, rule or regulation. The Board also reserves the right to modify the Plan from time to time, or to suspend or terminate the Plan entirely, provided, however, that no modification of the Plan, except for such modifications as may be required by law, rule or regulation, shall operate to annul an election already in effect for the current calendar year or any preceding calendar year.

15. EFFECTIVE DATE AND EXPIRATION
    This Plan shall be effective as of January 1, 1996. The Plan shall expire when no shares of stock are available for issuance.

                                                                       EXHIBIT B

                           GENERAL MOTORS CORPORATION
                   GENERAL MOTORS 1997 ANNUAL INCENTIVE PLAN
    1. The purposes of the General Motors 1997 Annual Incentive Plan (this "Plan") are to reward performance and provide incentive for future endeavor to employees who contribute to the success of the business by making them participants in that success.
    2(a). The Executive Compensation Committee of the General Motors Board of Directors (the "Committee"), as from time to time constituted pursuant to the By-Laws of General Motors Corporation (the "Corporation"), may, prior to June 1, 2002, authorize the granting to employees of the Corporation of annual target awards. The Committee, in its sole discretion, shall determine the performance levels at which different percentages of such awards shall be earned, the collective amount for all awards to be granted at any one time, and the individual annual grants with respect to employees who are officers of the Corporation. The Committee may delegate to the President's Council responsibility for determining, within the limits established by the Committee, individual award grants for employees who are not officers of the Corporation. All such awards shall be denominated and paid in cash (U.S. dollars or local currency equivalent).
    2(b). Prior to the grant of any target award, the Committee shall establish for each such award performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned. The term "enterprise" shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.
    2(c). With respect to the performance levels to be established pursuant to paragraph 2(b), the specific measures for each grant shall be established by the Committee at the time of such grant. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of one or more of the Corporation's common stocks, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, hours per vehicle, vehicles per employee, net income per vehicle, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.
    2(d). If any event occurs during a performance period which requires changes to preserve the incentive features of this Plan, the Committee may make appropriate adjustments (either upward or downward), in the specified performance levels.
    2(e). Except as otherwise provided in paragraph 6, the percentage of each target award to be distributed to an employee shall be determined by the Committee on the basis of the performance levels established for such award and the performance of the applicable enterprise or specified portion thereof, as the case may be, during the performance period. Following determination of the final payout percentage, the Committee may, upon the recommendation of the Chief Executive Officer, make adjustments to awards for officers of the Corporation to reflect individual performance during such period. Adjustments to awards to reflect individual performance for employees who are not officers of the Corporation may be made by the President's Council. Any target award, as determined and adjusted pursuant to this paragraph 2(e) and paragraph 6, is herein referred to as a "final award." The total aggregate final award paid to any employee for any one year shall not exceed $7.5 million.
    3. Subject to such additional limitations or restrictions as the Committee may impose, the term "employees" shall mean persons (a) who are employed by the Corporation, or any subsidiary (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or
(b) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in 3(a) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term "subsidiary" shall mean (i) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation, or (ii) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The Committee shall, among other things, determine when and to what extent individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and shall determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof.

    4(a). Target awards which have become final awards shall be subject to a vesting schedule established by the Committee. Except as otherwise provided in this Plan, no final award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting, and the unpaid portion of any final award shall be subject to the provisions of paragraph 6. The Committee shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan. As a condition to the vesting of all or any portion of a final award, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation.
    4(b). If employment of an employee is terminated by death, all final awards not currently vested shall immediately vest. In all other cases, if employment of an employee is terminated for any reason prior to the vesting of any final award, the Committee may, but in any case shall not be required to, change the vesting period with respect to such final awards to accelerate the vesting period related to all or any portion of such final award.
    4(c). With respect to target awards which have become final awards as provided in paragraph 2(e), the Committee may, in its discretion, pay to the participant interest on all portions thereof which are unvested. No holder of a target award shall have any rights to interest prior to such target award becoming a final award. Any interest payable with respect to such unvested final awards shall be paid at such times, in such amounts, and in accordance with such procedures as the Committee shall determine.
    5(a). An employee shall be eligible for consideration for a target award based on such criteria as the Committee shall from time to time determine.
    5(b). No target award shall be granted to any director of the Corporation who is not an employee at the date of grant.
    6(a). Payment of any final award (or portion thereof) to an individual employee shall be subject to the satisfaction of the conditions precedent that such employee: (i) continue to render services as an employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Except as otherwise provided under paragraph 6(c) below, the failure by any employee to satisfy such conditions precedent shall result in the immediate cancellation of the unvested portion of any final award previously made to such employee and such employee shall not be entitled to receive any consideration in respect of such cancellation.
    6(b). If any employee is dismissed for cause or quits employment without the prior consent of the Corporation, the unvested portion of any final award previously made to such employee shall be canceled as of the date of such termination of employment, and such employee shall not be entitled to receive any consideration in respect of such cancellation.
    6(c). Upon termination of an employee's employment for any reason other than as described in (b) above, the Committee may, but shall not in any case be required to, waive the condition precedent relating to the continued rendering of services in respect of all or any specified percentage of the unvested portion of any final award, as the Committee shall determine. To the extent such condition precedent is waived, the Committee may accelerate the vesting of all or any specified percentage of the unvested portion of any final award.
    6(d). For purposes of this Plan, a qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not constitute a termination of employment, except that a final award shall not vest during a leave of absence granted an employee for government service.
    7. Subject to paragraph 6, all final awards which have vested in accordance with the provisions of this Plan shall be paid as soon as practicable following the end of the related vesting period. If the Corporation shall have any unpaid claim against an employee arising out of or in connection with the employee's employment with the Corporation, such claim may be offset against awards under this Plan. Such claim may include, but is not limited to, unpaid taxes, the obligation to repay gains pursuant to paragraph 5(d) of the General Motors 1997 Stock Incentive Plan, or Corporate business credit card charges.
    8. To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan, such right shall be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder shall be paid from the general assets of the Corporation. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and any employee, former employee, or any other person.
    9. The expenses of administering this Plan shall be borne by the Corporation.
    10. Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no target or final award shall be assignable or transferable and, during the lifetime of the employee, any payment in respect of any final award shall be made only to the employee. An employee shall designate a beneficiary or beneficiaries to receive all or part of the amounts to be distributed to the employee under this Plan in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the employee at any time. A designation or revocation shall be on forms prescribed by and filed with the Secretary of the Committee. In case of the employee's death, the amounts distributable to the employee under this Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Plan to the designated beneficiary or beneficiaries. The amount distributable to an employee upon death and not subject to such a designation shall be distributed to the employee's estate or legal representative. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Plan, the amount in question may be paid to the estate of the employee, in which event the Corporation shall have no further liability to any party with respect to such amount.

    11. Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan, (b) the determination of the number of installments, and (c) the determination of the vesting schedule for final awards, may be delegated to the President's Council; provided, however, the Committee shall not delegate to the President's Council any powers, determinations, or responsibilities with respect to officers of the Corporation. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the President's Council. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.

    12. The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action shall (a) adversely affect the rights of an employee with respect to previous target awards or final awards under this Plan (except as otherwise permitted under paragraphs 2(d), 4, or 6), and this Plan, as constituted prior to such action, shall continue to apply with respect to target awards previously granted and final awards which have not been paid, or (b) without the approval of the stockholders, (i) increase the limit on the maximum amount of final awards provided in paragraph 2(e), or (ii) render any director of the Corporation who is not an employee at the date of grant or any member of the Executive Compensation Committee or the Audit Committee, eligible to be granted a target award, or (iii) permit any target award to be granted under this Plan after May 31, 2002.

    13. Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.

    14. This Plan shall be effective on June 1, 1997 if approved by the stockholders of the Corporation at the 1997 Annual Meeting.

                    GENERAL MOTORS 1997 STOCK INCENTIVE PLAN

    1. The purposes of the General Motors 1997 Stock Incentive Plan (this "Plan") are to provide incentive for the creation of stockholder value and provide employees with the opportunity for long-term capital accumulation through the grant of options and restricted stock units to acquire shares of $1-2/3 par value common stock ("Common Stock") or Class H Common Stock of General Motors Corporation (the "Corporation"). Subject to such additional limitations or restrictions as may be imposed as provided below, the term "employees" shall mean persons (a) who are employed by the Corporation or any "subsidiary" (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or (b) who accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in (a) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term "subsidiary" means (i) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation or (ii) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The rights reserved herein shall, among other things, permit the Executive Compensation Committee of the General Motors Board of Directors (the "Committee"), as from time to time constituted pursuant to the By-Laws of the Corporation, to determine when, and to what extent, individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and to determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof.

    2. Subject to the provisions of paragraph 10, the aggregate number of shares of stock with respect to which options and restricted stock units may be granted under this Plan shall not exceed 60,000,000 shares of Common Stock and 2,500,000 shares of Class H Common Stock; provided, however, subject to the provisions of paragraph 10, the maximum number of shares of stock which may be granted in the form of restricted stock units under this Plan shall not exceed 7,500,000 shares of Common Stock and 1,000,000 shares of Class H Common Stock. Subject to the provisions of paragraph 10, no individual may be granted options in any calendar year covering more than 1,000,000 shares of Common Stock, Class H Common Stock, or any combination thereof and no individual may be granted restricted stock units in any calendar year covering more than 250,000 shares of Common Stock, Class H Common Stock, or any combination thereof. If, prior to June 1, 2002, all or any portion of an option granted under this Plan shall have expired or terminated for any reason without having been exercised in full or all or any portion of a restricted stock unit shall have failed to vest, the corresponding unpurchased or undelivered shares shall (unless this Plan shall have been terminated) again become available for grant under the terms of this Plan.
    3. The Committee may, at such time or times as it may determine prior to June 1, 2002, establish for any calendar year a maximum number of shares, consistent with the provisions of paragraph 2, to be awarded as stock options and restricted stock units for such year. To the extent authorized by the Committee, the President's Council may grant options and restricted stock units, within the maximum number of shares established by the Committee, to employees selected by it, except that no such grant may be made by the President's Council to employees who are officers of the Corporation or members of the Board of Directors. The Committee shall make all grants of stock options and restricted stock units to employees who are officers of the Corporation. Determinations as to whether the options granted shall be "incentive stock options" within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options, and as to any restrictions which shall be placed on options and restricted stock units, shall be made by the Committee under such procedures as it may, from time to time, determine.
    4. Except as provided in paragraph 9, the purchase price of the shares of stock under each option shall be not less than 100% of the fair market value (but in no event less than the par value) of such stock at the time the option is granted, such fair market value to be determined based on the mean of the highest and lowest sales prices as reported for such class of stock in The Wall Street Journal for the date of grant. In accordance with such rules and procedures as the Committee may establish, the aggregate fair market value (determined as of the time of option grant) of the stock with respect to which incentive stock options granted and held by an employee which are exercisable for the first time by such employee during any calendar year under this Plan and all other plans of the Corporation (and any subsidiary or any parent corporation within the meaning of Section 424 of the Code, or any successor provision), shall not exceed $100,000 (except that such amount may be adjusted by the Committee as appropriate to reflect any amendment of Section 422 of the Code). The terms of any incentive stock option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.
    5. Options granted under this Plan shall be subject to the following provisions:
    5(a). Except as otherwise determined by the Committee, no option shall become exercisable prior to the first anniversary date of the date of option grant (or such later date as may be established by the Committee) and after such date shall be exercisable only in accordance with the terms and conditions established at the time of grant. As a condition to the exercise of any option, an employee may, among other things, be required to enter into such agreements as are considered by the Committee to be appropriate and in the best interests of the Corporation.
    5(b). The expiration date of the option shall be determined at the time of grant, provided that each such option shall expire not more than ten years and two days after the date the option was granted or, in the case of an "incentive stock option," ten years after the date such option was granted.

    5(c). (i) If an employee is dismissed for cause or quits employment without the prior written consent of the Corporation or, except as otherwise determined by the Committee, the employee's employment terminates for any reason prior to the first anniversary of the date an option is granted, the option shall terminate on the date of termination of employment. (ii) If an employee's employment is terminated by reason of death at any time after the first anniversary of the date of grant of an option, the option shall, except as otherwise determined by the Committee, terminate on the third anniversary of the date of death or, if earlier, the expiration date of such option. (iii) If an employee's employment terminates at any time on or after the first anniversary of the date of grant of an option for any reason other than as set forth above in this paragraph 5(c), the option shall, except as otherwise determined by the Committee, terminate not later than the fifth anniversary of the date of termination of employment or, if earlier, the expiration date of the option; provided that (A) if the employee dies within such period, the option shall terminate on the third anniversary of the date of death or, if earlier, the expiration date of the option; (B) the Committee may, at any time prior to any termination of employment under the circumstances covered by this clause (iii), determine that the option shall terminate on the date of notice of termination of employment, or such later date as may be determined by the Committee; and (C) the exercise of any option after termination of employment shall be subject to satisfaction of the conditions precedent that the employee refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Corporation, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary), and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and that the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request.
    5(d). In consideration for any option granted under this Plan and as a condition to the exercise thereof, the employee being granted the option, by accepting such option, will thereby agree to remain in the employment of the Corporation for a period of six months after the date of exercise of any such option, unless such employment is terminated by death or retirement (unless the Committee has determined at the time of issuance or exercise of the option not to require such agreement). If, contrary to any such agreement, the employee terminates employment for any reason (unless the employee retires with the prior consent of the Corporation or dies) within six months after the date of exercise of any stock option, the employee shall pay to the Corporation an amount equal to any gain from such exercise, determined by multiplying the difference between the mean of the highest and lowest market price as reported in The Wall Street Journal for the date of the option exercise and the exercise price of the option (without regard to any subsequent market price decrease or increase) by the number of option shares exercised. Any such option gain realized by the employee from exercising an option shall be paid by the employee to the Corporation within thirty days of the date of termination. By accepting an option grant under this Plan, the employee consents to a deduction of an amount equal to such option gain from any amounts the Corporation owes the employee, including, but not limited to, amounts owed as wages or other compensation, fringe benefits, or vacation pay.
    5(e). For purposes of this Plan, a qualifying leave of absence shall not constitute a termination of employment, except that an option shall not be exercisable during a leave of absence granted an employee for government service.
    5(f). All shares purchased upon exercise of any option shall be paid for in full at the time of purchase. Such payment shall be made in cash, through delivery of shares of the same class of stock as the option shares, or a combination of cash and stock. Any shares so delivered shall be valued at their fair market value based on the mean of the highest and lowest sales prices as reported in The Wall Street Journal for the date of exercise of the option. If payment of federal, state, and/or local withholding taxes is required in connection with the exercise of an option, the optionee will, at the time of exercise, pay such taxes in cash or stock (including shares obtained from the exercise and delivery of option shares). To the extent authorized by the Committee, any exercise of an option granted under this Plan may be made in accordance with any cashless exercise program approved by the Committee.
    5(g). No holder of any option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to the option prior to purchase of such shares upon exercise of the option.
    5(h). Unless otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, or as otherwise provided in paragraph 7, no option shall be assignable or transferable, and an option shall be exercisable during the life of an employee only by such employee.
    6. Restricted stock units (sometimes referred to herein as "Units") granted under this Plan shall be subject to the following provisions:
    6(a). Subject to adjustments contemplated under Section 10 of this Plan, (i) a Unit granted hereunder shall relate to one share of Common Stock or Class H Common Stock (a "Corresponding Share"), as the Committee shall determine, and
(ii) the value of a Unit at any time shall be the fair market value of the Corresponding Share, determined in accordance with procedures established by the Committee.
    6(b). Subject to the terms of this Plan, the Committee shall determine the number of Units to be granted to an employee, the class or classes of Corresponding Shares which relate to such Units and the terms and conditions applicable to the grant (a "Unit Grant") of such Units. If the Committee shall determine to grant Units relating to more than one class of Corresponding Shares to a particular employee, a separate Unit Grant shall be considered to have been made in respect to each such class of Corresponding Shares. Subject to the terms of this Plan, the Committee may impose different terms and conditions on any particular Unit Grant made to any particular employee.

    6(c). Subject to the satisfaction of the conditions precedent set forth under paragraph 6(d) below and such additional conditions as may be imposed by the Committee, each Unit Grant shall vest at the time or times determined by the Committee, provided that the Committee, in making such determination, shall establish the vesting increments (including their number, amounts, and timing) so as to carry out the purposes of this Plan. Within the limitations specified in the preceding sentence, the Committee may, in its sole discretion, modify vesting provisions with respect to the unvested portion of any Unit Grant if, in the judgment of the Committee, circumstances outside the control of the Corporation have so changed as to make such modifications necessary or advisable in order to preserve the reward and incentive purposes of this Plan. As a condition to the vesting of all or any portion of a Unit Grant, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation. In addition, the Committee may establish performance vesting criteria with respect
                                      B-5
to all or any portion of a Unit Grant which relate to and are contingent upon the satisfaction of specific goals established by the Committee at the time of the Unit Grant. Such goals may be based upon or relate to one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of one or more of the Corporation's common stocks, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, hours per vehicle, vehicles per employee, net income per vehicle, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index. With respect to any Unit Grant which is subject to performance vesting, the Committee shall establish for each such award performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned. The term "enterprise" shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.
    6(d). (i) The vesting of each Unit Grant shall be subject to the satisfaction of the conditions precedent that: (A) the employee continue to render services as an employee (unless waived by the Committee), (B) the employee refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (C) the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Except as otherwise provided under (iii) below, the failure by any employee to satisfy such conditions precedent shall result in the immediate cancellation of the unvested portion of any Unit Grant previously made to such employee and all Units still covered by such Unit Grant, and such employee shall not be entitled to receive any consideration in respect of such cancellation. (ii) If any employee is dismissed for cause or quits employment without the prior written consent of the Corporation, the unvested portion of any Unit Grant previously made to such employee, and all Units still covered thereby shall be canceled as of the date of such termination of employment, and such employee shall not be entitled to receive any consideration in respect of such cancellation. (iii) Upon termination of an employee's employment for any reason other than as described in (ii) above, the Committee may, but shall not in any case be required to, waive the condition precedent relating to the continued rendering of services in respect of all or any specified percentage of the unvested portion of any Unit Grant, as the Committee in its discretion shall determine. To the extent such condition precedent is waived, the Committee may, in its discretion, accelerate the vesting of all or any specified percentage of the unvested portion of any Unit Grant. (iv) For purposes of this Plan, a qualifying leave of absence, determined in accordance with procedure established by the Committee, shall not constitute a termination of employment, except that a Unit Grant shall not vest during a leave of absence granted an employee for government service.
    6(e). With respect to any dividend or other distribution on any Corresponding Shares, the Committee may, in its discretion, authorize current or deferred payments (payable in cash or stock or a combination thereof, as determined by the Committee) or appropriate adjustments to outstanding Unit Grants to reflect such dividend or distribution.
    6(f). (i) Upon vesting of all or any portion of a Unit Grant, the percentage of the Unit Grant then vesting will be applied to the total number of Units then covered by such Unit Grant, and the proportionate number of Units so computed, disregarding fractional Units, will be paid to such Participant in the form of the respective Corresponding Shares of General Motors Common Stock, or in cash based on the fair market value of the Corresponding Shares on the vesting date, or partly in cash and partly in the applicable Corresponding Shares of General Motors stock as the Committee in its sole discretion shall determine. Certificates for such stock, or the related cash payment, will be delivered, in accordance with procedures to be established by the Committee, and upon satisfaction of the applicable withholding requirements, as soon as practicable after such vesting date. (ii) In the discretion of, and in accordance with procedures to be established by the Committee, Corresponding Shares, or cash of equivalent value, may be designated for, and delivered to, the Corporation in satisfaction of any federal, state and/or local withholding taxes applicable to the payment of Units.
    6(g). Unless otherwise determined by the Committee, no holder of a Unit Grant shall have any rights to dividends (other than as provided in paragraph 6(e) above) or other rights of a stockholder with respect to Units and Corresponding Shares relating to such Unit Grant prior to the delivery of such Corresponding Shares pursuant to the vesting of such Unit Grant.
    6(h). Unless otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution or as otherwise provided in paragraph 7, no Unit Grant shall be assignable or transferable and, during the lifetime of the grantee thereof, any payment in respect of such Unit Grant shall be made only to such grantee.

    7. An employee holding an option or Unit Grant under this Plan may make a written designation of beneficiary or beneficiaries on a form prescribed by and filed with the Secretary of the Committee. Such beneficiary or beneficiaries or, if no such designation of any beneficiary or beneficiaries has been made, the employee's legal representative(s) or such other person(s) entitled thereto as determined by a court of competent jurisdiction, (i) may exercise, in accordance with and subject to the provisions of paragraph 5, any unterminated and unexpired option granted to such employee and (ii) receive payment, in accordance with and subject to the provisions of paragraph 6, pursuant to the vesting of all or any portion of a Units Grant. A designation of beneficiary may be replaced by a new designation or may be revoked by the employee at any time.
    8. The shares to be delivered upon exercise of an option or vesting of a Unit Grant shall be made available, at the discretion of the Board of Directors or a Committee of the Board of Directors as designated by the Board, either from authorized but previously unissued shares or from shares reacquired by the Corporation, including shares purchased in the open market. If shares are purchased in the open market for delivery upon the exercise of an option or vesting of a Unit Grant, they shall be held in a treasury account specifically designated for such awards. In any event, a maximum of 40,000,000 Common shares and 1,700,000 Class H shares will be authorized but previously unissued shares.
    9. If the Corporation acquires an entity which has issued and outstanding stock options or other rights, the Corporation may substitute an appropriate number of stock options or Units under this Plan for options or rights of such entity, including options to acquire stock at less than 100% of the fair market price of the stock at the time of grant, as determined by the Committee in its sole discretion.
    10. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in Corporate structure affecting any class of General Motors common stock the Committee may, but shall not be required to, make such adjustments in the class and aggregate number of shares which may be delivered under this Plan, the class, number and option price of shares subject to outstanding options and the class and number of shares subject to Units granted under this Plan (provided the number of shares of any class subject to any award shall always be a whole number), as may be determined to be appropriate by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of options covering more than one class of General Motors capital stock.
    11. To the extent determined by the Committee, any subsidiary may, without regard to the limitations under this Plan, have a separate incentive plan or program. The Committee shall have exclusive jurisdiction and sole discretion to approve or disapprove any such plan or program and, from time to time, to amend, modify, or suspend any such plan or program. Individuals eligible for grants under any such plan or program shall not be considered employees eligible for grants under this Plan, unless otherwise determined by the Committee. No provision of any such plan or program shall be included in or considered a part of this Plan, and any awards made under any such plan or program shall not be charged against the aggregate number of shares of stock available for grant under this Plan, unless otherwise determined by the Committee.
    12. The expenses of administering this Plan shall be borne by the Corporation.
    13. Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan and (b) the grant amounts and the vesting schedules for options and RSUs, may be delegated to the President's Council; provided, however, the Committee shall not delegate to the President's Council any powers, determinations or responsibilities with respect to officers of the Corporation. The instruments evidencing options and RSUs and documentation with respect to the exercise of options and payment of RSUs, if any, shall be in such form, consistent with this Plan, as may be determined by the Committee. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the President's Council. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.
    14. The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action without the approval of the stockholders shall increase the maximum number of shares for which, or with respect to which, options or restricted stock units may be granted to employees under this Plan (except as permitted by paragraph 10), or permit the granting of options under this Plan with an option price of less than 100% of the fair market value of the applicable class of stock at the time the options are granted (except as permitted in paragraphs 9 and 10 of this Plan), or permit exercise of the options unless full payment is made at the time of exercise, or extend the period during which options may be exercised, or render any member of the Executive Compensation Committee or the Audit Committee, or any director who is not an employee, eligible to be granted an option or Unit, or (iii) grant any option or Unit under this Plan after May 31, 2002.

    15. Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.

    16. This Plan shall be effective on June 1, 1997 if approved by the stockholders of the Corporation at the 1997 Annual Meeting.

                GENERAL MOTORS 1997 PERFORMANCE ACHIEVEMENT PLAN

    1. The purpose of the General Motors 1997 Performance Achievement Plan (this "Plan") is to provide employees in positions of senior leadership with incentive compensation related to accomplishment of key Corporate long-term strategic objectives which enhance stockholder value.

    2(a). The Executive Compensation Committee of the General Motors Board of Directors (the "Committee"), as from time to time constituted pursuant to the By-Laws of the General Motors Corporation (the "Corporation"), may prior to June 1, 2002 authorize the granting to employees of the Corporation of target awards. The Committee, in its sole discretion, shall determine the performance levels at which different percentages of such awards shall be earned, the collective amount for all awards to be granted at any one time, and the individual amounts with respect to employees who are officers of the Corporation. The Committee may delegate to the President's Council responsibility for determining, within the limits established by the Committee, individual award grants for employees who are not officers of the Corporation.

    2(b). Prior to the grant of any target award, the Committee shall establish for each such award (i) performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned and (ii) a performance period which shall not be less than two nor more than five years. The term "enterprise" shall mean the Corporation and/or any unit or portion thereof, and any entities in which the Corporation has, directly or indirectly, a substantial ownership interest.

    2(c). With respect to the performance levels to be established pursuant to paragraph 2(b), the specific measures for each grant shall be established by the Committee at the time of such grant. In creating these measures, the Committee may establish the specific goals based upon or relating to one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of one or more of the Corporation's common stocks, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, hours per vehicle, vehicles per employee, net income per vehicle, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index.

    2(d). If any event occurs during a performance period which requires changes to preserve the incentive features of this Plan, the Committee may make adjustments (either upwards or downwards), in the specified performance levels of this Plan.

    2(e). Except as otherwise provided in paragraph 3, the percentage of each target award to be distributed to an employee shall be determined by the Committee (i) on the basis of the performance levels established for such award and the performance of the applicable enterprise during the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during such period. Following determination of the final payout percentage, the Committee may, upon the recommendation of the Chief Executive Officer, make adjustments to awards for officers of the Corporation to reflect individual performance during such period. Adjustments to awards to reflect individual performance for employees who are not officers of the Corporation shall be made by the President's Council. Any target award, as determined and adjusted pursuant to this paragraph and paragraph 3, is herein referred to as a "final award." The amount related to any final award for each performance period grant paid to any employee shall not exceed $7.5 million. No distribution of any final award (or portion thereof) shall be made if the minimum performance level applicable to the related target award is not achieved during the applicable performance period, except as otherwise provided in paragraph 3(d), or, unless otherwise determined by the Committee, if the employment of the employee to whom the related target award was granted shall terminate for any reason whatsoever (including death) within 12 months after the date the target award was granted.

    2(f). All final awards which have vested in accordance with the provisions of paragraphs 3 and 4 shall be paid as soon as practicable following the end of the related vesting period. Final awards shall be paid in cash, in General Motors stock (as defined below), or partly in cash and partly in General Motors stock, as the Committee shall determine. General Motors stock (hereinafter referred to as "stock") shall include all present and future classes of capital stock of General Motors Corporation. With respect to final awards which become payable partly or wholly in stock, the number of shares to be delivered upon determination of the final award and satisfaction of the related vesting provisions shall be determined by dividing the final award, less any cash received, by the fair market value of a share of the applicable class of stock, such fair market value to be determined in accordance with procedures established by the Committee. Shares deliverable in payment of such final awards shall be made available from shares reacquired by the Corporation, including shares purchased in the open market. If shares are purchased in the open market for delivery in payment of
                                      B-8
such final awards, they shall be held in a treasury account specifically for awards under this Plan. If the Corporation shall have any unpaid claim against the employee arising out of or in connection with such employee's employment with the Corporation, such claim may be offset against awards under this Plan. Such claim may include, but is not limited to, unpaid taxes, the obligation to pay gains pursuant to paragraph 5(d) of the General Motors 1997 Stock Incentive Plan, or Corporate business credit card charges.

    2(g). Subject to such additional limitations or restrictions as the Committee may impose, the term "employees" shall mean persons who, at any time during the period to which an award relates, (i) are employed by the Corporation or any subsidiary (as such term is defined below), including employees who are also directors of the Corporation or any such subsidiary, or (ii) accept (or previously have accepted) employment, at the request of the Corporation, with any entity not described in (i) above but in which the Corporation has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term "subsidiary" means (A) a corporation of which capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned, directly or indirectly, by the Corporation or (B) any unincorporated entity in respect of which the Corporation can exercise, directly or indirectly, comparable control. The Committee shall, among other things, determine when and to what extent individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and to determine when and under what circumstances any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof.

    3(a). Payment of any final award (or portion thereof) to an individual employee shall be subject to the satisfaction of the following conditions precedent that such employee: (i) continue to render services as an employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation, and (iii) furnish to the Corporation such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. If the Committee shall determine that such employee has failed to satisfy any of the foregoing conditions precedent, all target awards granted to such employee which have not become final awards, and all final awards which have not been paid pursuant to paragraph 4(a) shall be immediately canceled. Upon termination of an employee's employment other than by death (whether such termination is before or after a target award shall have become a final award), the Committee may, but shall not in any case be required to, waive the condition precedent of continuing to render services but in the event of such waiver, the payment of any target award which shall thereafter become a final award and payment of any final award which shall remain unpaid shall nevertheless remain subject to the conditions precedent that (A) the employee refrains from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Corporation or any subsidiary (except that employment at the request of the Corporation with an entity in which the Corporation has, directly or indirectly, a substantial ownership interest or other employment specifically approved by the Committee shall not be considered to be an activity which is competitive with any activity of the Corporation or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Corporation and (B) the employee furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request. As used in the immediately preceding clause (B), the term employees shall include the beneficiary or beneficiaries designated by such employee as provided in paragraph 7, or if no such designation of any beneficiary or beneficiaries has been made, the employee's legal representative or other persons entitled to any payment or benefit with respect to the employee pursuant to this Plan. As a condition to the vesting and payment of all or any portion of a final award, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation.

    3(b). If, upon termination of an employee's employment prior to the end of any performance period for a reason other than death, the Committee shall determine to waive the condition precedent of continuing to render services as provided in paragraph 3(a), the target award granted to such employee with respect to such performance period shall be reduced pro rata based on the number of months remaining in the performance period after the month of such termination. The final award for such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during the period prior to such termination. A qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not be deemed to be a termination of employment but, except as otherwise determined by the Committee, the employee's target award will be reduced pro rata based on the number of months during
                                      B-9
which such person was on such leave of absence during the performance period. A target award shall not vest during a leave of absence granted an employee for government service.
    3(c). Upon termination of an employee's employment by reason of death prior to the end of any performance period, the target award granted to such employee with respect to such performance period, except as otherwise provided in paragraph 2(e), shall be reduced pro rata based on the number of months remaining in the performance period after the month of such employee's death. The percentage of the reduced target award to be distributed to such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved through the end of the fiscal year during which such employee died and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable period. Such final awards will immediately vest and be paid as promptly as practicable.
    3(d). If the performance levels established for any target award are based on the performance of a specified portion of the enterprise and that portion is sold or otherwise disposed of or reorganized or the employee is transferred to another portion of the enterprise prior to the end of the performance period, the target award granted to such employee with respect to such performance period shall be reduced pro rata based on the number of months remaining in the performance period after the month of such event. The final award for such employee shall be determined by the Committee (i) on the basis of the performance levels established for such award (including the minimum performance level) and the performance level achieved, in the case of a sale, disposition or reorganization of the applicable portion of the enterprise, through the end of the fiscal year during which such event occurs and, in the case of a transfer of the employee, through the end of the performance period and (ii) in the discretion of the Committee, on the basis of individual performance during the applicable period. In addition, in any such case, the Committee may, in its discretion, further adjust such award upward as it may deem appropriate and reasonable.
    3(e). If an employee is promoted during the performance period with respect to any target award, such target award may, in the discretion of the Committee, be increased to reflect such employee's new responsibilities.
    3(f). If the Corporation acquires an entity which has issued and outstanding long-term target awards, the Corporation may substitute awards under this Plan in place of such awards, under such provisions consistent with the terms of this Plan, as the Committee, in its sole discretion, may determine.
    4(a). Target awards which have become final awards shall be subject to a vesting schedule established by the Committee. Except as otherwise provided in this Plan, no final award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting and the unpaid portion of any final award shall be subject to the provisions of paragraph 3(a). The Committee shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan. As a condition to the vesting of all or any portion of a final award, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Corporation.
    4(b). If the employment of an employee is terminated for any reason prior to the vesting of any final award, the Committee may, but in any case shall not be required to, change the vesting period with respect to such final awards to accelerate the vesting period related to all or any portion of such final award. If the employment of an employee is terminated by death, all final awards not currently vested shall immediately vest.
    4(c). No holder of a target award shall have any rights to dividends or interest (other than as provided in paragraph 4(d) below) or other rights of a stockholder with respect to a target award prior to such target award's becoming a final award.
    4(d). With respect to target awards which have become final awards payable in cash pursuant to paragraph 2(f) but which have not vested, the Committee may, in its discretion, pay to the employees interest on all such unvested cash amounts. With respect to target awards which have become final awards payable in stock pursuant to paragraph 2(f) but which have not vested, the Committee may, in its discretion, pay to the employees an amount equal to the dividends which would have been paid if such shares had been vested and registered in the employee's name. Any interest or dividend equivalents payable with respect to such final awards shall be paid at such times, in such amounts, and in accordance with such procedures as the Committee shall determine.
    4(e). With respect to any dividend or other distribution on any of the Corporation's common stocks, the Committee may, in its discretion, authorize current or deferred payments (payable in cash or stock or a combination thereof, as determined by the Committee) or appropriate adjustments to outstanding target awards and unvested final awards denominated in shares of stock to reflect such dividend or distribution.
    5(a). An employee shall be eligible for consideration for a target award based on such criteria as the Committee shall, from time to time, determine.
    5(b). No target award shall be granted to any director of the Corporation who is not an employee at the date of grant nor to any member of the Executive Compensation Committee or the Audit Committee.

    5(c). The Committee shall have discretion with respect to the determination of each target award. Recommendations shall be made to the Committee by the Chief Executive Officer under such procedures as may, from time to time, be approved by the Committee as to the employees to be granted target awards, the amounts of such awards, the performance levels at which different percentages of such awards would be earned and adjustments, if any, to such levels, the adjustments to such awards on the basis of individual performance, and the amounts of final awards, except that no such recommendations shall be made with respect to employees who are members of the Board of Directors, but such selections and determinations shall be dealt with exclusively by the Committee under such procedures as it may determine.
    6. Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no target or final award shall be assignable or transferable and, during the lifetime of the employee, any payment in respect of any final award shall be made only to the employee. An employee shall designate a beneficiary or beneficiaries to receive all or part of the amounts to be distributed to the employee under this Plan in case of death. A designation of beneficiary or beneficiaries may be replaced by a new designation or may be revoked by the employee at any time. A designation or revocation shall be on forms prescribed by and filed with the Secretary of the Committee. In case of the employee's death, the amounts distributable to the employee under this Plan with respect to which a designation of beneficiary or beneficiaries has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Plan to the designated beneficiary or beneficiaries. The amount distributable to an employee upon death and not subject to such a designation shall be distributed to the employee's estate or legal representative. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Plan, the amount in question may be paid to the estate of the employee, in which event the Corporation shall have no further liability to any party with respect to such amount.
    7. To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan, such right shall be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder shall be paid from the general assets of the Corporation. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any employee, former employee, or any other person.
    8. The expenses of administering this Plan shall be borne by the Corporation.
    9. Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including, but not limited to (a) the selection of employees for participation in this Plan, (b) the determination of the number of installments, and (c) the determination of the vesting schedule for final awards, may be delegated to the President's Council; provided, however, the Committee shall not delegate to the President's Council any powers, determinations, or responsibilities with respect to officers of the Corporation. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the President's Council. The Committee shall have the right, in the case of participants not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.
    10. The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action shall (a) adversely affect the rights of an employee with respect to previous target awards or final awards under this Plan (except as otherwise permitted under paragraphs 2(d) and 3), and this Plan, as constituted prior to such action, shall continue to apply with respect to target awards previously granted and final awards which have not been paid, or (b) without the approval of the stockholders, (i) increase the limit on the maximum amount of final awards provided in paragraph 2(e), or (ii) render any director of the Corporation who is not an employee at the date of grant or any member of the Executive Compensation Committee or the Audit Committee, eligible to be granted a target award, or (iii) permit any target award to be granted under this Plan after May 31, 2002.
    11. Every right of action by, or on behalf of, the Corporation or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Corporation or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.
    12. This Plan shall be effective on June 1, 1997 if approved by the stockholders of the Corporation at the 1997 Annual Meeting.

                                                                      GM
                                                                     ----
RESULTS OF THE ANNUAL MEETING

The results of the voting at the annual
meeting will be made available to all
stockholders. Any stockholder desiring a transcript of the meeting may obtain it by writing to General Motors Corporation, Mail
Code 482-111-200, General Motors Building,
Detroit, Michigan 48202.

ENVIRONMENTAL, HEALTH & SAFETY REPORT

Any stockholder desiring a copy of the new
General Motors Environmental, Health & Safety
Report may obtain it by writing to General
Motors Corporation, Corporate Affairs, Mail
Code 482-112-157, General Motors Building,
Detroit, Michigan 48202. This report provides information on the environmental aspects of GM's products and operations.

IMPORTANT!

Stockholders are encouraged to specify their choices by marking the appropriate boxes on the enclosed proxy. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; merely sign, date and return the proxy in the enclosed envelope.


[RECYCLE LOGO]   Printed on recycled paper

 GM                       GENERAL MOTORS CORPORATION
----                    PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                   FRIDAY, MAY 23, 1997, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., J. Michael Losh and
Harry J. Pearce and each of them as the Proxy Committee, to vote the COMMON STOCK AND CLASS H COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, P. N. Barnevik, J. H. Bryan, T. E. Everhart,
C. T. Fisher, III, G. M. C. Fisher, J. W. Marriott, Jr., A. D. McLaughlin,
H. J. Pearce, E. Pfeiffer, J. G. Smale, J. F. Smith, Jr., L. W. Sullivan,
D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1997 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING           ---------------
THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED             SEE REVERSE
NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE                  SIDE
WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.                   ---------------

        PLEASE MARK
 / X /  YOUR VOTE
        WITH AN X.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-4 AND "AGAINST"
                                   ITEMS 5-9

-----------------------------------------------------------------------------
     This proxy/voting instruction card will be voted "FOR" Items 1-4 if no choice is specified.
-----------------------------------------------------------------------------

                                   FOR                             WITHHELD

1. Election of Directors           / /                                / /


   ----------------------------------------------------
   For, except vote withheld from the above nominee(s):

                                  FOR            AGAINST           ABSTAIN

2. Ratify selection               / /              / /               / /
   of Independent
   Accountants

3. Approval of                    / /              / /               / /
   Director Stock Plan

4. Approval of                    / /              / /               / /
   Incentive Program


-----------------------------------------------------------------------------
              This proxy/voting instruction card will be voted
                "AGAINST" Items 5-9 if no choice is specified.
-----------------------------------------------------------------------------

                                  FOR            AGAINST           ABSTAIN

5. Stockholder                    / /              / /               / /
   proposal to limit
   director service

6. Stockholder                    / /              / /               / /
   proposal on
   cumulative voting

7. Stockholder                    / /              / /               / /
   proposal
   regarding separate
   CEO/Chairman

8. Stockholder                    / /              / /               / /
   proposal
   regarding
   independent
   directors

9. Stockholder                    / /              / /               / /
   proposal
   regarding stock
   options for
   directors


THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF COMMON STOCK AND CLASS H COMMON STOCK.


--------------------------------------------------------------------------------
SIGNATURE(S)         PLEASE MARK, SIGN, DATE AND RETURN THIS             DATE
                     PROXY/VOTING INSTRUCTION CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

 GM                       GENERAL MOTORS CORPORATION
----                    PROXY/VOTING INSTRUCTION CARD                   COMMON

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                   FRIDAY, MAY 23, 1997, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., J. Michael Losh and Harry J. Pearce and each of them as the Proxy Committee, to vote the COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, P. N. Barnevik, J. H. Bryan, T. E. Everhart, C. T. Fisher, III, G. M. C. Fisher,
J. W. Marriott, Jr., A. D. McLaughlin, H. J. Pearce, E. Pfeiffer, J. G. Smale,
J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1997 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING           ---------------
THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED             SEE REVERSE
NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE                  SIDE
WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.                   ---------------

        PLEASE MARK                                                     COMMON
 / X /  YOUR VOTE
        WITH AN X.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-4 AND "AGAINST"
                                   ITEMS 5-9

-----------------------------------------------------------------------------
     This proxy/voting instruction card will be voted "FOR" Items 1-4 if no choice is specified.
-----------------------------------------------------------------------------

                                   FOR                             WITHHELD

1. Election of Directors           / /                                / /


   ----------------------------------------------------
   For, except vote withheld from the above nominee(s):

                                  FOR            AGAINST           ABSTAIN

2. Ratify selection               / /              / /               / /
   of Independent
   Accountants

3. Approval of                    / /              / /               / /
   Director Stock Plan

4. Approval of                    / /              / /               / /
   Incentive Program


-----------------------------------------------------------------------------
              This proxy/voting instruction card will be voted
                "AGAINST" Items 5-9 if no choice is specified.
-----------------------------------------------------------------------------

                                  FOR            AGAINST           ABSTAIN

5. Stockholder                    / /              / /               / /
   proposal to limit
   director service

6. Stockholder                    / /              / /               / /
   proposal on
   cumulative voting

7. Stockholder                    / /              / /               / /
   proposal
   regarding separate
   CEO/Chairman

8. Stockholder                    / /              / /               / /
   proposal
   regarding
   independent
   directors

9. Stockholder                    / /              / /               / /
   proposal
   regarding stock
   options for
   directors


THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF
COMMON STOCK.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            NOTE: Please add your title if you are signing as Attorney,
                  Administrator, Executor, Guardian, Trustee or in any other representative capacity.

    Signature: ______________________________________________ Date _____________

    Signature: ______________________________________________ Date _____________

 GM                       GENERAL MOTORS CORPORATION
----                    PROXY/VOTING INSTRUCTION CARD                   CLASS H

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                   FRIDAY, MAY 23, 1997, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., J. Michael Losh and Harry J. Pearce and each of them as the Proxy Committee, to vote the CLASS H COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, P. N. Barnevik, J. H. Bryan, T. E. Everhart, C. T. Fisher, III, G. M. C. Fisher,
J. W. Marriott, Jr., A. D. McLaughlin, H. J. Pearce, E. Pfeiffer, J. G. Smale,
J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1997 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING           ---------------
THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED             SEE REVERSE
NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE                  SIDE
WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.                   ---------------

        PLEASE MARK                                                     CLASS H
 / X /  YOUR VOTE
        WITH AN X.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-4 AND "AGAINST"
                                   ITEMS 5-9

-----------------------------------------------------------------------------
     This proxy/voting instruction card will be voted "FOR" Items 1-4 if no choice is specified.
-----------------------------------------------------------------------------

                                   FOR                             WITHHELD

1. Election of Directors           / /                                / /


   ----------------------------------------------------
   For, except vote withheld from the above nominee(s):

                                  FOR            AGAINST           ABSTAIN

2. Ratify selection               / /              / /               / /
   of Independent
   Accountants

3. Approval of                    / /              / /               / /
   Director Stock Plan

4. Approval of                    / /              / /               / /
   Incentive Program


-----------------------------------------------------------------------------
              This proxy/voting instruction card will be voted
                "AGAINST" Items 5-9 if no choice is specified.
-----------------------------------------------------------------------------

                                  FOR            AGAINST           ABSTAIN

5. Stockholder                    / /              / /               / /
   proposal to limit
   director service

6. Stockholder                    / /              / /               / /
   proposal on
   cumulative voting

7. Stockholder                    / /              / /               / /
   proposal
   regarding separate
   CEO/Chairman

8. Stockholder                    / /              / /               / /
   proposal
   regarding
   independent
   directors

9. Stockholder                    / /              / /               / /
   proposal
   regarding stock
   options for
   directors


THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF
CLASS H COMMON STOCK.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            NOTE: Please add your title if you are signing as Attorney,
                  Administrator, Executor, Guardian, Trustee or in any other representative capacity.

    Signature: ______________________________________________ Date _____________

    Signature: ______________________________________________ Date _____________